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                                                                   EXHIBIT 10.10


                              SETTLEMENT AGREEMENT

                                  by and among

                              KAISER VENTURES INC.

                               KSC RECOVERY, INC.

                       KAISER STEEL LAND DEVELOPMENT, INC.
                                       and

                        CALIFORNIA STEEL INDUSTRIES, INC.

                                   dated as of

                                  JUNE 1, 1995
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                              SETTLEMENT AGREEMENT

            THIS SETTLEMENT AGREEMENT is entered into as of June 1, 1995, by and among KAISER VENTURES INC., a Delaware corporation ("KAISER"), KSC RECOVERY, INC., a Delaware corporation ("RECOVERY"), KAISER STEEL LAND DEVELOPMENT, INC., a Delaware corporation ("DEVELOPMENT") and CALIFORNIA STEEL INDUSTRIES, INC., a Delaware corporation ("CSI"). This Agreement is made, without any party hereto admitting any liability or fact or conceding any question of law, except as specifically provided herein, in full compromise and final settlement of all claims among the parties including, but not limited to, the differences and causes of action arising in or related to the disputes and matters in litigation described below.

                                    RECITALS

            A. From 1942 until 1983, Kaiser Steel Corporation operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California owned by Kaiser Steel Corporation (the "FONTANA PROPERTY"). Pursuant to an Agreement of Purchase and Sale entered into effective as of August 17, 1984 (the "1984 AGREEMENT"), CSI purchased approximately 378 acres of the FONTANA PROPERTY. In 1988 and
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1989, CSI acquired from third parties approximately 43 and 29 acres, respectively, of property previously owned by Kaiser Steel Corporation and comprising a portion of the FONTANA PROPERTY. The 378, 43 and 29 acres of the FONTANA PROPERTY formerly owned by Kaiser Steel Corporation and now owned by CSI are hereinafter collectively referred to as the "CSI PROPERTY." Certain portions of the FONTANA PROPERTY retained by KAISER following the sale of the CSI PROPERTY to CSI and described on the map attached hereto as Exhibit "1" are hereinafter referred to as the KAISER PROPERTY.

            B. Since the August 17, 1984 sale, Kaiser Steel Corporation and its successors have supplied utility services, water and other services to CSI through a series of contractual arrangements with CSI, the most recent of which was dated August 1, 1991, known as the "SERVICES AGREEMENT." A number of disputes have arisen as between CSI and KAISER under the SERVICES AGREEMENT including, but not limited to, the following:

                  1. Whether CSI is liable for costs incurred by KAISER for the installation of secondary containment with respect to KAISER's industrial wastewater pretreatment plant, utility lines and storage tanks (the "SECONDARY CONTAINMENT MATTERS");

                  2. Whether CSI is liable for all potential fines, penalties, fees, charges and costs relating to the SECONDARY CONTAINMENT MATTERS;


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                  3. Whether CSI is liable to reimburse KAISER for all potential fines, penalties, fees, charges and/or costs that KAISER may incur or be liable for as a result of notices of violation or orders of corrective action previously issued by the Chino Basin Municipal Water District or that may hereafter be issued by the Chino Basin Municipal Water District (the "NOV and
OCA MATTERS");

                  4. Whether CSI is liable to reimburse KAISER for KAISER's costs associated with the closure of KAISER's industrial wastewater pretreatment plant (the "CLOSURE COST MATTERS");

                  5. Whether CSI is liable to reimburse KAISER for any costs that KAISER may incur with respect to the closure or remediation of the Chemwest ferrous chloride plant (the "CHEMWEST MATTERS");

                  6. Whether CSI is liable to reimburse KAISER for any costs that KAISER may incur with respect to permit fees, remediation expenses and compliance with permit requirements regarding discharges from CSI in the vicinity of Mulberry Ditch and its related structures including, but not limited to, the Mulberry Pond currently located upon property owned by John Boruchen (the "MULBERRY DITCH MATTERS");

                  7. Whether CSI is liable to reimburse KAISER for any costs that KAISER may incur with respect to its compliance with the Salt Offset Agreement (the "SALT OFFSET AGREEMENT") between KAISER and the California State Regional Water Quality


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Control Board/Santa Ana Region (the "RWQCB") and Cleanup and Abatement Orders
87-121 and 91-40 issued against KAISER by the RWQCB (the "SALT OFFSET MATTERS");

                  8. Whether CSI is liable to reimburse KAISER for any costs that KAISER may incur for replenishment fees to the Chino Basin Municipal Water District or corresponding fees that may be owed to the Fontana Mutual Water Company, Fontana Union Water Company or Cucamonga County Water District for water furnished to CSI by KAISER under the SERVICES AGREEMENT (the "WATER MATTERS");

                  9. Whether CSI is liable to reimburse KAISER for any incidental expenses that KAISER may incur as a result of KAISER's ceasing to provide utility services to CSI (the "TRANSITIONAL MATTERS"); and

                  10. Whether CSI is liable to reimburse Kaiser for standby charges assessed to KAISER by the Chino Basin Municipal Water District (the "STANDBY CHARGES").

            C. On February 11, 1987, Kaiser Steel Corporation filed a petition with the United States Bankruptcy Court for the District of Colorado (the "BANKRUPTCY COURT"), initiating proceedings pursuant to chapter 11 of the Bankruptcy Code (11 U.S.C. ss. 101 et seq.). Such proceedings were conducted by and before the Honorable Charles E. Matheson, United States Bankruptcy Judge, and are entitled In re Kaiser Steel Corporation, Case No. 87 B 01552 E (Jointly Administered) (the


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"BANKRUPTCY CASE"). On October 4, 1988, the BANKRUPTCY COURT entered an order confirming Kaiser Steel Corporation's Second Amended Joint Plan of Reorganization, As Modified (the "PLAN").

            D. CSI filed a proof of claim in the BANKRUPTCY CASE which, as amended, sought the allowance of a claim in a sum in excess of $54 million. That claim was premised upon certain alleged property damage on and under the CSI PROPERTY allegedly caused by Kaiser Steel Corporation. CSI has expended, and will in the future expend, certain sums for the purpose of investigating and remediating the forgoing property damage. CSI currently asserts that its expenses and damages for property damage substantially exceed $54 million. Pursuant to the terms of the PLAN, RECOVERY has assumed the administration of Kaiser Steel Corporation's bankruptcy estate and the filing and prosecution of objections to claims filed in the BANKRUPTCY CASE. RECOVERY disputes both the merits and the amount of CSI's claim and has initiated a contested matter in the BANKRUPTCY CASE by filing an objection to CSI's proof of claim. That contested matter is presently pending before the BANKRUPTCY COURT.

            E. CSI asserts that certain of its claims against KAISER were not discharged by the order confirming the PLAN. KAISER contends that all of CSI's claims were discharged. The BANKRUPTCY COURT has previously ruled that CSI's claims were discharged, but that ruling is not final and remains subject to appeal.


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            F. KAISER is currently pursuing the recovery of certain monies from certain general liability insurance carriers (the "INSURERS") as a result, in part, of the alleged property damage on or under the FONTANA PROPERTY, including the CSI PROPERTY, and other properties, in the matter of Kaiser Steel Resources, Inc. v. Accident & Casualty Insurance Company of Winterthur, et al., San Francisco County Superior Court Case No. 906233 (the "INSURANCE LITIGATION"). CSI asserts that it is entitled to a share of the proceeds of the INSURANCE LITIGATION, to pursue the INSURERS independently for coverage under KAISER's policies of insurance, or that it should be assigned the right to separately pursue the INSURERS. KAISER disputes the foregoing contentions of CSI.

            G. A number of other disputes have arisen between the parties as a result of the 1984 sale. These disputes include, but are not limited to, the following:

                  1. The non-agricultural overlying water rights and water storage contracts to which CSI and KAISER are entitled as a result of CSI's acquisition of the CSI PROPERTY,

                  2. Whether, and to what extent, the Court ought to adopt the findings of the Referee appointed by the Court in the proceeding initiated by CSI and the Chino Basin Watermaster on or about August 25, 1992 captioned "Joint Motion to Interpret, Enforce, Carry-out, Modify, Amend or Amplify the Judgment Herein,"


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                  3. The correct interpretation of the judgment (the "1978
JUDGMENT") entered in the matter of Chino Basin Municipal Water District v. City of Chino, et al., San Bernardino County Superior Court Case No. RCV 51010 (the "WATER CASE"), as it refers to the 2,930.274 acre feet per year of the safe yield as identified at line 9 of Exhibit "D" to the 1978 JUDGMENT (the "WATER RIGHTS"),

                  4. The purposes for which the WATER RIGHTS may be used under the 1978 JUDGMENT,

                  5. CSI's and KAISER's performance under the SERVICES
AGREEMENT,

                  6. CSI's and KAISER's operations on their own property and the impacts of those operations on the other's property,

                  7. The relationship of CSI and KAISER as respects their attempts to comply with governmental regulatory requirements concerning the investigation and remediation of alleged property damage on or under their properties, and

                  8. Other matters relating to CSI's and KAISER's properties and their responsibilities therefor.

            H. There are numerous railroad tracks on the FONTANA PROPERTY, including the CSI PROPERTY. The respective rights and obligations of each of CSI and KAISER with respect to those railroad tracks are enumerated in an "Agreement" dated August 17, 1987 by and between CSI and Kaiser Steel Corporation (the


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"RAILROAD AGREEMENT") and an agreement dated November 20, 1990 by and between
CSI, KAISER, Southern Pacific Transportation Company and The Atchison, Topeka and Santa Fe Railway Company (the "FOUR PARTY AGREEMENT").

            I. Pursuant to the terms of the RAILROAD AGREEMENT and the FOUR PARTY AGREEMENT, KAISER desires to exercise its right to abandon railway track numbers 1000 and 1400, providing The Atchison, Topeka and Santa Fe Railway Company (the "SANTA FE") with access to the CSI PROPERTY from the Santa Fe Lead Track and to afford the SANTA FE with alternative railway access to the CSI PROPERTY through track numbers 1200 and 1209. CSI will not oppose KAISER's abandonment of track numbers 1000 and 1400, subject to the terms and conditions of this SETTLEMENT AGREEMENT.

            J. Finally, CSI has sought to promote the enactment of legislation with respect to governmental regulation of the CSI PROPERTY and the KAISER PROPERTY which, if enacted, would impact upon the rights of the other parties to this SETTLEMENT AGREEMENT.

            K. The purpose of this SETTLEMENT AGREEMENT is to settle all claims and disputes between and among the parties, without any party admitting to any liability or fact and to provide for the continuing relationship between KAISER and CSI with respect to their various properties and operations.

      NOW, THEREFORE, IN CONSIDERATION OF THE PRECEDING RECITALS AND THE MUTUAL COVENANTS HEREINAFTER CONTAINED, AND FOR OTHER


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GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED BY ALL
PARTIES, THE PARTIES AGREE AS FOLLOWS:

            l. Appointment of Escrow.

                  Concurrently with their execution of this SETTLEMENT AGREEMENT, the parties hereto shall execute escrow instructions, in the form attached hereto as Exhibit "2," (the "ESCROW INSTRUCTIONS") appointing State Street Bank and Trust of California, N.A. ("ESCROW HOLDER") to act as the escrow holder under the terms of this SETTLEMENT AGREEMENT.

            2. Bankruptcy Proceedings.

                  a. Allowance of Claim. Concurrently with their execution of this SETTLEMENT AGREEMENT, the parties hereto will execute a "Stipulation to Allowance of CSI Claim" (the "STIPULATION") in the form attached hereto as Exhibit "3." Upon the satisfaction or written waiver of the conditions set forth at Paragraphs 8(a) and 8(b) hereof, RECOVERY shall request that the BANKRUPTCY COURT enter an order approving the STIPULATION, allowing CSI's claim in the BANKRUPTCY CASE as described in the STIPULATION, and directing that RECOVERY disburse to CSI the cash and stock to which CSI is entitled, under the terms of the STIPULATION and the PLAN, based upon the amount of the claim provided for in the STIPULATION. KAISER agrees that, upon CSI's request, it will reasonably assist CSI in selling the shares of KAISER stock received by CSI under the terms of the STIPULATION and the PLAN.


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                  b. Assignment of Bankruptcy Distribution(s). CSI hereby
directs RECOVERY to pay any cash, and to deliver any stock, that CSI may be entitled to receive under the STIPULATION or the PLAN to ESCROW HOLDER, who shall hold and deliver possession of such property pursuant to the ESCROW INSTRUCTIONS.

                  c. Recognition of Discharge. CSI agrees, irrevocably and forever, to refrain from any and all claims or assertions that KAISER's obligation to reimburse CSI for any expenses, damages or liabilities incurred, or to be incurred, by CSI with respect to the investigation, remediation and existence of any substances released on or under the FONTANA PROPERTY prior to October 4, 1988 were not discharged by the order confirming the PLAN in the BANKRUPTCY CASE, except with respect to those obligations expressly assumed by KAISER under the terms of this SETTLEMENT AGREEMENT and the exhibits hereto.

            3. Millsite Water Rights.

                  a. Recognition of Water Claims. Concurrently with their execution of this SETTLEMENT AGREEMENT, the parties shall execute the Water Rights Agreement attached hereto as Exhibit "4" (the "WATER RIGHTS AGREEMENT") for the purpose of acknowledging CSI's interests in certain portions of the WATER RIGHTS (the "CSI WATER RIGHTS") and KAISER's interests in certain portions of the WATER RIGHTS (the "KAISER WATER RIGHTS").


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                  b. Title with respect to the CSI WATER RIGHTS. Subject to the
1978 JUDGMENT and the continuing jurisdiction in the WATER CASE, KAISER warrants to CSI as follows:

                        (1) That, as of August 17, 1984, KAISER owned the FONTANA PROPERTY and the WATER RIGHTS;

                        (2) That KAISER has not conveyed, leased, assigned, licensed, sold, transferred, pledged, mortgaged, or encumbered the CSI WATER RIGHTS, except to CSI as acknowledged in this AGREEMENT and the WATER RIGHTS AGREEMENT;

                        (3) That KAISER has not received any assessment as provided by paragraph 55 of the 1978 JUDGMENT, which it has not paid;

                        (4) That the CSI WATER RIGHTS have not been lost by virtue of a written election filed with the Chino Basin Watermaster (the "WATERMASTER") or by order of the Court in the WATER CASE, as provided by paragraph 61 of the 1978 JUDGMENT;

                        (5) Subject to the relationship between CSI and KAISER under the SERVICES AGREEMENT, the CSI WATER RIGHTS have not been changed in the character of the use as provided by paragraph 43 of the 1978 JUDGMENT;

                        (6) That the CSI WATER RIGHTS have not been the subject of an agency agreement, as provided by paragraph 6, Exhibit "G" of the 1978 JUDGMENT; and

                        (7) That KAISER has done nothing, and has no knowledge as to any action taken by any other party, to impair


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the exercise by CSI of voting rights in the Overlying Non Agricultural Pool and
Advisory Committee in accordance with its ownership of the CSI WATER RIGHTS.

                  c. Title with respect to Local Storage Agreement Nos. 9.0 and
9.1. Subject to the 1978 JUDGMENT and the continuing jurisdiction in the WATER CASE, KAISER warrants to CSI that:

                        (1) KAISER has not defaulted under the terms of Local Storage Agreements Nos. 9.0 and 9.1 and that those agreements have not been assigned to any party other than: (a) to CSI, as provided for in this AGREEMENT and the WATER RIGHTS AGREEMENT and (b) as set forth in the SALT OFFSET AGREEMENT; and

                        (2) The termination of Local Storage Agreements Nos. 9.0 and 9.1 according to their terms shall not effect CSI's entitlement to the stored water referred to at paragraph 2(c) of the WATER RIGHTS ACKNOWLEDGEMENT.

                  d. Indemnification. KAISER will defend CSI against any and all third party claims, demands, actions, liabilities or allegations of any kind based upon or relating to a fact or alleged fact that is not consistent with paragraphs 3(b) and 3(c) above; and KAISER will indemnify and hold CSI harmless from any loss incurred by CSI as a consequence of such a third party claim, demand, action, liability or allegation. As used herein, the term "third party claim" refers to claims asserted by any party, other than CSI and KAISER.


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            4. Industrial Water and Sewage Lines.

                  a. Recognition of Title to Industrial Waste and Sewage Lines. Concurrently with its execution of this SETTLEMENT AGREEMENT, KAISER shall execute and deliver to ESCROW HOLDER a "Corporation Quitclaim Deed," in the form attached hereto as Exhibit "5," (the "QUITCLAIM") for the purpose of recognizing CSI's title in and to the sewage, stormwater and industrial water lines on or underlying CSI's property and adjacent public rights of way (the "LINES"), acquired by CSI pursuant to the 1984 AGREEMENT, subject to KAISER's non-exclusive right of use as described in paragraph 4(c) hereof.

                  b. Allocation of responsibility for LINES. CSI will assume all responsibility and liability for the LINES, to the extent that they are located on or under the CSI PROPERTY and to the extent that they connect the CSI PROPERTY to KAISER's wastewater treatment plants located south of San Bernardino Avenue, to the point at which the LINES enter the KAISER PROPERTY, from and after the date upon which it receives the QUITCLAIM.

                  c. Amendment of Reservations and Exceptions. Concurrently with their execution of this SETTLEMENT AGREEMENT, CSI and KAISER shall execute an "Amendment to Part B of Exhibit A to Grant Deed-Reservations and Exceptions in Favor of Grantor" (the "RESERVATION"), in the form attached hereto as Exhibit "6," for the purpose of granting to KAISER, its successors, assigns


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and tenants certain non-exclusive rights with respect to the use of the LINES.

            5. Discharge Units.

                  a. Recognition of title to Discharge Capacity Units. Concurrently with its execution of this SETTLEMENT AGREEMENT, KAISER shall execute and deliver to ESCROW HOLDER an "Application for Assignment of Capacity Contracts" in the form attached hereto as Exhibit "7" (the "ASSIGNMENT") effectuating the ministerial act of confirming CSI's entitlement to twenty-seven
(27) discharge units in the Chino Basin Municipal Water District non-reclaimable waste system pursuant to the 1984 AGREEMENT and the ordinances of the Chino Basin Municipal Water District.

                  b. Reimbursement of Minimum Volumetric Charges. Following the conclusion of any administrative appeal therefrom, CSI shall reimburse Kaiser for any minimum volumetric charges with respect to the twenty-seven (27) discharge units referred to in paragraph 5(a), above, that Kaiser is required to pay to the Chino Basin Municipal Water District for the period from August 1, 1994 through the conclusion of said administrative appeal. Kaiser shall prosecute an administrative appeal from such charges, at its sole cost and expense. In the event that Kaiser fails to prosecute such administrative appeal, CSI may do so in Kaiser's name, with the costs of such appeal to be deducted from any amounts otherwise payable to Kaiser pursuant to the


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provisions of this paragraph 5(b). Notwithstanding anything herein to the contrary, in no event shall CSI's liability under this paragraph exceed the sum of $137,880.00 plus the sum of $12,271.50 per month from June 1, 1995 through the earlier of: (i) date upon which the administrative appeal is concluded or October 31, 1995. The amounts payable pursuant to this paragraph shall be payable solely from the proceeds of the INSURANCE LITIGATION to be paid to CSI, or received by CSI, pursuant to paragraph 9(a)(4) of this SETTLEMENT AGREEMENT. In the event that the foregoing funds are insufficient to pay all or any portion of the amounts payable pursuant to this paragraph 5(b), then CSI shall not be obligated to pay any deficiency remaining after application of the payments required hereunder. In the event that KAISER becomes entitled to obtain a refund of the foregoing standby charges after it has received the sums due pursuant to this paragraph, KAISER shall remit said refund to CSI immediately upon its receipt of same.

            6. Payments to ESCROW HOLDER.

                  CSI shall pay to KAISER, through ESCROW HOLDER, in the manner, at the time, and from the funds referred to herein, in settlement of all of the matters described in the recitals to this SETTLEMENT AGREEMENT, the following amounts:

                  a. Within seven (7) days following the execution of this SETTLEMENT AGREEMENT, the sum of $256,500.00;


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                  b. The minimum sum of $2,730,000 and the maximum sum of
$3,250,000 as follows:

                        (1) Upon CSI's receipt of cash distributions pursuant to the PLAN, CSI shall pay to ESCROW HOLDER the amount of cash so distributed up to the sum of $600,000.00;

                        (2) Upon CSI's receipt of the proceeds of the sale of stock distributed to CSI pursuant to the PLAN and to be delivered to ESCROW HOLDER pursuant to this SETTLEMENT AGREEMENT and the ESCROW INSTRUCTIONS, CSI shall pay to ESCROW HOLDER the amount of sales proceeds received by it; and

                        (3) Within ninety days following the distribution of stock to CSI pursuant to the PLAN, CSI shall pay to ESCROW HOLDER an amount equal to the average of the "bid" and "asked" price of said stock for the five trading days preceding the day that such stock is distributed to CSI, less any sums paid to ESCROW HOLDER pursuant to paragraph 6(b)(2) hereof.

                        (4) In the event that the sum of the payments made by CSI to ESCROW HOLDER pursuant to paragraphs 6(b)(l), 6(b)(2) and 6(b)(3) hereof do not exceed $2,730,000.00 within ninety days following distribution of the stock to CSI, then CSI shall immediately pay to ESCROW HOLDER an amount sufficient to bring the total of said payments to $2,730,000.00.

                        (5) In no event shall the sum of the payments made to ESCROW HOLDER pursuant to subparagraphs 6(b)(1), 6(b)(2) and 6(b)(3) hereof exceed the sum of $3,250,000.00.


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                  c. In the event that ESCROW HOLDER has received less than the sum of $3,250,000.00 pursuant to paragraph 6(b) hereof, the difference between $3,250,000.00 and the amounts paid pursuant to said paragraph (the "REMAINING OBLIGATION") shall be paid by CSI to ESCROW HOLDER from the following funds, upon CSI's receipt of those funds:

                        (1) Any cash distribution received by CSI pursuant to the PLAN in excess of $600,000.00; and

                        (2) Any funds received by CSI pursuant to paragraph 9 of this SETTLEMENT AGREEMENT.

                        (3) In the event that the foregoing funds are insufficient to pay all or any portion of the REMAINING OBLIGATION, then CSI shall not be obligated to pay any deficiency remaining after application of the payments required hereunder. It is the intention of the parties that CSI's obligation to pay the REMAINING OBLIGATION is to be without recourse to CSI or to any assets of CSI except for the funds specified in paragraph 6(c) of this SETTLEMENT AGREEMENT.

            7. Allocation of environmental responsibility.

                  a. Groundwater. Concurrently with their execution of this SETTLEMENT AGREEMENT, CSI and KAISER shall execute a "Groundwater Indemnity Agreement" in the' form attached hereto as Exhibit "8" (the "GROUNDWATER INDEMNITY AGREEMENT") for the purpose of allocating financial responsibility as between


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them with respect to any groundwater contamination that may exist, or in the future exist, at the FONTANA PROPERTY.

                  b. Soil. CSI acknowledges that, as a result of the provisions of this SETTLEMENT AGREEMENT, it is releasing KAISER from any responsibility that it may otherwise have for any expenses, damages or liabilities incurred or to be incurred with respect to the investigation, remediation or existence of any substances released on or in the soil on the CSI PROPERTY as may exist on the date of this SETTLEMENT AGREEMENT or as the soil of the CSI PROPERTY may be affected by releases predating this SETTLEMENT AGREEMENT. KAISER acknowledges that, as a result of the provisions of this SETTLEMENT AGREEMENT, it is releasing CSI from any responsibility that it may otherwise have for any expenses, damages or liabilities incurred or to be incurred with respect to the investigation, remediation or existence of any substances released on or in the soil on the KAISER PROPERTY as may exist on the date of this SETTLEMENT AGREEMENT or as the soil of the KAISER PROPERTY may be affected by releases predating this SETTLEMENT AGREEMENT.

                  c. Third Parties. CSI agrees that it will stop all current efforts, and forever refrain in the future from any further efforts or attempts, to have the State of California, the Environmental Protection Agency of the United States or any other third party assert claims against any of DEVELOPMENT, RECOVERY or KAISER for the investigation or remediation of the FONTANA


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PROPERTY, or in any way related to the investigation or remediation of the
FONTANA PROPERTY, with respect to any alleged contamination on, under or around the FONTANA PROPERTY prior to the date of this SETTLEMENT AGREEMENT. DEVELOPMENT, KAISER and RECOVERY agree that they, and each of them, will stop all current efforts, and forever refrain in the future from any further efforts or attempts, to have the State of California, the Environmental Protection Agency of the United States or any other third party assert claims against CSI for the investigation or remediation of the FONTANA PROPERTY, or in any way related to the investigation or remediation of the FONTANA PROPERTY, with respect to any alleged contamination on, under or around the FONTANA PROPERTY prior to the date of this SETTLEMENT AGREEMENT. Nothing contained herein shall be construed so as to: (a) preclude or restrict CSI and KAISER, or either of them, from dealing with the State of California, the Environmental Protection Agency of the United States or any other third party with respect to the environmental condition of their own properties, (b) preclude or restrict CSI and KAISER, or either of them, from participating in remediation districts with respect to contamination that they, or either of them, may have released, or (c) preclude or restrict CSI and KAISER, or either of them, in such discussions as they may have with any governmental regulatory agency, from referring to the condition or status of the other's property, or such agreements as may have been made,


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or may in the future be made, with respect to the investigation and remediation of the other's property.

            8. Conditions.

                  The parties hereto agree that this SETTLEMENT AGREEMENT shall cease to be of any force or effect unless the following events occur on or before 180 days following the date upon which the last of the parties hereto executes this SETTLEMENT AGREEMENT or such date thereafter as may be mutually agreed upon by the parties to this SETTLEMENT AGREEMENT:

                  a. Watermaster approval.

                        (1) The WATERMASTER shall approve the execution and implementation of the WATER RIGHTS AGREEMENT without the assessment or payment of any replenishment charges; or,

                        (2) If the WATERMASTER levies replenishment charges, then either CSI or KAISER may, but has no obligation to, pay such charges and proceed with the implementation of this SETTLEMENT AGREEMENT; or

                        (3) If neither CSI nor KAISER elects to unilaterally pay said charges, and if CSI and KAISER do not agree upon a sharing of the replenishment charges, then either or both of CSI or KAISER may petition a court of competent jurisdiction for an order determining that such charges need not be paid, and, upon the entry of such an order and such order becoming final, this condition shall be deemed satisfied; or


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                        (4) If neither CSI nor KAISER elects to unilaterally pay
said charges, and if CSI and KAISER do not agree upon a sharing of the replenishment charges, then either or both of CSI or KAISER may petition a court of competent jurisdiction for an order determining that such charges need not be paid, and, should the court enter an order directing the payment of a replenishment fee, then either CSI or KAISER may, but have no obligation to, pay such charges and proceed with the implementation of this SETTLEMENT AGREEMENT;

                  b. Court approval. The San Bernardino County Superior Court approve the WATER RIGHTS AGREEMENT in the WATER CASE; and

                  c. BANKRUPTCY COURT approval. The BANKRUPTCY COURT enter an order approving the STIPULATION as described at paragraph 2(a), above.

            9. INSURANCE LITIGATION.

                  a. Application of Recoveries. Any recovery that is received by KAISER as a result of the INSURANCE LITIGATION shall be treated as follows:

                        (1) First, KAISER shall retain any recovery in an amount equal to all expenses incurred by KAISER in pursuing the INSURANCE LITIGATION and its settlement, including recovery of all legal fees, non-refundable retainers and expenses which KAISER has paid, or is obligated to pay, to its counsel, its experts, its consultants, or others in connection with the

INSURANCE LITIGATION, but excluding any sums spent solely for the purpose of investigating or remediating any environmental property damage on, under or around the FONTANA PROPERTY. Within 30 days following CSI's written request therefore, KAISER will provide to CSI a written accounting to establish the amounts of these past and future payments. In no event shall the foregoing expenses exceed the sum of $5,000,000.00.

                        (2) Second, Kaiser shall retain an amount equal to the amounts paid by it in defending against CSI's environmental property damage claims, including matters relating to CSI's objections to the SALT OFFSET AGREEMENT; provided however that such amounts shall not exceed the sum of $850,000.00. Within 30 days following CSI's written request therefore, KAISER will provide to CSI a written accounting to establish the amount of the foregoing payments.

                        (3) Third, following recovery of the amounts set forth in paragraph 9(a)(1) and 9(a)(2), above, KAISER shall retain the sum of $5,204,000.00.

                        (4) Fourth, following the amounts set forth in paragraphs 9(a)(1), 9(a)(2) and 9(a)(3), above, one-third (1/3) of any excess proceeds shall be paid to CSI and two-thirds (2/3) of any excess proceeds shall be paid to KAISER.

                  b. Maintenance of Litigation. KAISER will remain in charge of all aspects of the INSURANCE LITIGATION, as well as the settlement negotiations, and will retain the sole decision making authority as to the acceptance or rejection of settlement proposals, the strategy of litigation and all other decisions affecting or relating to the INSURANCE LITIGATION. CSI shall not take any action against the insurance carriers or the insurance policies involved in the INSURANCE LITIGATION. Upon request by CSI, KAISER will inform CSI of the status of the INSURANCE LITIGATION and any settlement discussions that may have taken place, provided however that KAISER is not required to waive or violate any attorney-client privilege in making such disclosures and CSI acknowledges that KAISER may withhold any information the disclosure of which would require it to waive or violate any attorney-client privilege.

                  c. Non-Assignment of policies or claims. CSI and KAISER acknowledge that KAISER's obligations hereunder constitute a present assignment of a portion of the monies that KAISER may recover by virtue of the INSURANCE LITIGATION and are not, in any manner, an assignment of any interest in or to any insurance policy or claim. KAISER acknowledges that, to the extent that any resolution of the INSURANCE LITIGATION requires it to assume any liability under the relevant insurance policies, such liability will be exclusively that of KAISER and that under no circumstances will CSI assume such liability or KAISER receive any credit against the sums to be paid to CSI as provided for herein based upon its assumption of such liability.

            10. Service Agreement Matters.

                  a. Acid Waste Treatment Plant. KAISER will hold CSI harmless and indemnify CSI from any closure or post-closure costs associated with KAISER's acid waste treatment plant located south of San Bernardino Avenue and its related facilities, except to the extent set forth in paragraph 10(b) below. CSI will hold KAISER harmless from, and indemnify KAISER against, any closure or post-closure costs associated with the pipelines on the CSI PROPERTY and underneath San Bernardino Avenue connecting CSI's plant to the foregoing acid waste treatment plant.

                  b. Fines and Assessments. Pursuant to the terms of the SERVICES AGREEMENT, CSI will pay to KAISER, within thirty days of written notice, an amount equal to any sums that KAISER is obligated to pay for any costs, fines or other expenses relating to secondary containment matters at KAISER's acid waste treatment facility based upon, or related to, the operations of said facility prior to May 3, 1994, limited to a maximum amount of $100,000.00. KAISER acknowledges that, except as provided herein and as may have been previously paid by CSI, CSI is not obliged to pay any sums to KAISER, pursuant to the SERVICES AGREEMENT, or otherwise, on account of any fines or assessments resulting from the operation or condition of said facility; such fines or assessments will be the sole responsibility of KAISER, and KAISER will indemnify and hold CSI harmless against such fines and assessments.

                  c. SERVICES AGREEMENT. Concurrently with their execution of this SETTLEMENT AGREEMENT, KAISER and CSI shall execute an "Amended Services Agreement" in the form attached hereto as Exhibit "9."

                  d. Railroad Track.

                        (1) Abandonment of Track. In accordance with the provisions of paragraph 12(a) of the RAILROAD AGREEMENT, CSI shall not object to the abandonment of those portions of track numbers 1000 and 1400 on the FONTANA PROPERTY, other than the CSI PROPERTY, as shown by the dotted line labeled "6 Track to be removed and salvaged" on the map attached hereto as Exhibit "10" provided that:

                              (a) KAISER constructs, at KAISER's expense, such
additional "track," as that term is defined in the RAILROAD AGREEMENT, and related equipment, so as to provide access to the SANTA FE to track numbers 1200 and 1209 on the CSI PROPERTY from the Santa Fe Lead Tracks. Such access shall be at least equal in quality to the access to track numbers 1000 and 1400 currently provided to the SANTA FE, such that the SANTA FE shall be able to operate trains of at least equal size and weight, and at least equal speed, upon the new tracks to be constructed pursuant to this paragraph as the SANTA FE currently operates upon tracks 1000 and 1400. Such tracks shall be constructed generally along the boldface line labeled "2 New Lead Track" on the map attached hereto as Exhibit "10."

                              (b) KAISER obtains the written consent of each of
the parties to the FOUR PARTY AGREEMENT to an amendment to that agreement providing the SANTA FE with the right to make use of tracks 1200 and 1209.

                        (2) Upgrading of Track. In the event that CSI desires to upgrade any portion of the railroad track referred to in paragraph 10(d)(1) beyond a condition required to operate trains of equal size and weight, and at least at equal speed, upon the new tracks to be constructed pursuant to paragraph 10(d)(1), any additional expense incurred as a result of such upgrading shall be borne by CSI.

                        (3) Sharing of Track. Provided that CSI receives at least 90 days notice thereof, KAISER shall have the right to preclude CSI from making use of the railroad tracks on KAISER's property on up to twelve days per year on six weekends per year, 8 hours per day.

                        (4) Transportation Committee. Within ten days following the effectiveness of this SETTLEMENT AGREEMENT, CSI and KAISER will appoint a Transportation Committee consisting of two or fewer representatives from each of KAISER and CSI. The Transportation Committee shall meet to attempt to schedule trains during periods of activity on the KAISER PROPERTY so as to minimize any conflicts between CSI's use of the railroad tracks on the KAISER PROPERTY and the activities being conducted on the KAISER PROPERTY. However, nothing contained herein is intended to limit, restrict or modify CSI's right to make use of those tracks, except as expressly set forth in paragraph 10(d)(3) of this SETTLEMENT AGREEMENT.

                        (5) Continued Validity of RAILROAD AGREEMENT and FOUR PARTY AGREEMENT. Notwithstanding the releases provided for in this SETTLEMENT AGREEMENT, the RAILROAD AGREEMENT and the FOUR PARTY AGREEMENT shall remain in full force and effect.

                  e. Utilities Committee. Within 10 days following the execution of the SETTLEMENT AGREEMENT, CSI and KAISER will appoint a Utilities Committee consisting of two or fewer representatives from each of KAISER and CSI. The Utilities Committee shall address the issues of separation of utilities, such as water, electricity and sewer service, which will be affected by the termination of the existing SERVICES AGREEMENT, coordination of the removal of the East Ladder railroad track, and such other matters as the parties may determine to be appropriate or convenient in connection with the efforts of the parties to obtain independent utility services for each of KAISER and CSI.

            11. Mutual Releases.

                  Conditioned upon the occurrence of each of the conditions set forth in paragraph 8 hereof, and subject to their respective rights and obligations under the Terms of this

SETTLEMENT AGREEMENT and each of the agreements to be executed pursuant to this SETTLEMENT AGREEMENT, KAISER, RECOVERY AND DEVELOPMENT, on the one hand, and CSI, on the other, do hereby fully, completely, finally and forever release, relinquish and discharge each other and their respective subsidiaries, affiliates, officers, directors, predecessors, agents, employees, attorney's, successors and assigns of and from any and all claims, actions, causes of action, demands, rights, debts, agreements, promises, liabilities, damages, accountings, costs and expenses, whether known or unknown, suspected or unsuspected, of every nature whatsoever which any of them have or may have against the other, arising directly or indirectly out of any agreement, transaction, fact, act or omission whatsoever, whether known or unknown, howsoever and wheresoever occurring prior to the date hereof, being hereinafter referred to as the "RELEASED CLAIMS."

                  It is the intention of the parties to this release that this SETTLEMENT AGREEMENT shall be effective as a full and final accord and satisfaction and release of each and every RELEASED CLAIM. In furtherance of this intention, the parties to this release, and each of them, acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

                  A general release does not extend to
                  claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which, if known by him, must have materially affected his Settlement with the debtor.

                  The parties to this release, and each of them, hereby waive and relinquish all of the rights and benefits which any of them has, or may have, under Section 1542 of the Civil Code of the State of California (as well as any similar rights and benefits which they may have by virtue of any statute or rule of law in any other state or territory of the United States). The parties to this release, and each of them, hereby acknowledge that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true with respect to the subject matter of this SETTLEMENT AGREEMENT and the RELEASED CLAIMS, but that notwithstanding the foregoing, it is their intention hereby to fully, finally, completely and forever settle and release each, every and all RELEASED CLAIMS, and that in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.

                  The parties to this release, and each of them, hereby warrant and represent to each other that, as to any RELEASED CLAIM, each of them is the sole and absolute owner thereof, free and clear of all of the rights and interest therein and has the right, ability and sole power to release such RELEASED CLAIM.

            12. Future Cooperation.

                  CSI and KAISER acknowledge that it is difficult, if not impossible, for CSI and KAISER to determine, at this time, the precise uses to which each of them may put their property or the impact of such potential uses upon the other. However, CSI and KAISER each acknowledge that the assistance and cooperation of the other would be of material benefit to their use and enjoyment of their properties. As a result, each of CSI and KAISER agree, upon the written request of the other, to assist and cooperate with the other, subject to the following: (a) such assistance and cooperation must not unreasonably interfere with the existing operations of the party whose assistance or cooperation is sought, or such future operations as are reasonably contemplated by that party,
(b) such assistance or cooperation shall not require the party whose assistance or cooperation is sought to expend any funds, (c) such assistance or cooperation shall not require the party whose assistance or cooperation is sought to violate or waive any attorney-client, attorney work-product, trade secret or similar privilege regarding the confidentiality of information held by such party, and
(d) the party whose assistance or cooperation is sought may condition such assistance or cooperation upon such terms as that party may reasonably determine, such as the procurement of adequate insurance or the provision of an indemnification against liability by reason of such assistance or cooperation. The only criterion relevant to determining whether the refusal of a party to assist or cooperate, or whether a condition placed upon such assistance or cooperation, is, or was, reasonable shall be the burden placed upon that party by the request for assistance or cooperation. By way of example only, such assistance and cooperation may include, but is not necessarily limited to: (a) the granting of non-exclusive licenses, (b) sharing information concerning the environmental condition of their properties, (c) jointly petitioning governmental or quasi-governmental agencies, such as the WATERMASTER or (d) providing temporary access to their properties.

            13. Disclaimer of Warranties.

                  EXCEPT AS OTHERWISE PROVIDED HEREIN, THE TRANSFER OF ANY ASSETS BY KAISER PURSUANT TO THIS SETTLEMENT AGREEMENT SHALL BE WITHOUT ANY REPRESENTATION OR WARRANTY (IMPLIED OR OTHERWISE) AS TO THE MERCHANTABILITY OF ANY OF THE ACQUIRED ASSETS OR THEIR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER. IT IS UNDERSTOOD AND AGREED THAT CSI SHALL HAVE INSPECTED THE ACQUIRED ASSETS AND SATISFIED ITSELF AS TO THEIR PHYSICAL CONDITION, AND THAT, SUBJECT TO THE TERMS OF THIS SETTLEMENT AGREEMENT, CSI SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. IN ADDITION, EXCEPT AS OTHERWISE PROVIDED HEREIN, KAISER SHALL MAKE NO ADDITIONAL WARRANTY OR

REPRESENTATION (IMPLIED OR OTHERWISE) AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION, OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED CSI IN CONNECTION WITH THE COMPANY, OR AS TO THE QUALITY OR CAPACITY OF THE ACQUIRED ASSETS.

            14. Arbitration.

                  Any dispute between CSI, on the one hand, and KAISER or RECOVERY, on the other, shall be submitted to arbitration upon the written request of one of the parties after service of such request on the other party. It is the intent of the parties that all future disputes between them be subject to arbitration, including, but not limited to, the following:

                  a. Any dispute concerning the implementation, performance or interpretation of this SETTLEMENT AGREEMENT or the exhibits hereto;

                  b. Any dispute concerning the parties' ongoing operations and their impact upon each other;

                  c. Any dispute over the future activities of KAISER and CSI and their impact upon each other; and

                  d. Any dispute concerning their respective properties.

                  Notwithstanding the foregoing, in the event that either party hereto desires to obtain interlocutor injunctive relief against any other party hereto, such party may institute litigation in a court of proper jurisdiction and may, under otherwise appropriate circumstances, obtain a temporary restraining order, preliminary injunction or any functionally equivalent relief pending an adjudication on the merits of that party's claim in arbitration. However, other than ruling upon a party's request for such relief, such court shall not rule upon the merits of that party's claims, but shall stay prosecution of such action pending completion of arbitration proceedings in accordance with the terms of this SETTLEMENT AGREEMENT.

                  Upon the giving and the receipt of a written request of one of the parties for arbitration, the parties may agree to appoint a single arbitrator to hear and decide the dispute. If they cannot agree upon a single arbitrator, there shall be three arbitrators, one named in writing by KAISER, one named by CSI, each submitting their name within 10 days of the date of the written request of the party or parties requesting arbitration, and a third arbitrator chosen by the two arbitrators appointed by the parties. Should any party to such arbitration refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) may proceed ex parte.

                  A hearing on the matter to be arbitrated shall take place before the arbitrator(s) at the location, time and place selected by the arbitrator(s). The arbitrator(s) shall determine the procedures to be followed in the arbitration, including, but not limited to: (a) whether the parties shall be entitled to conduct discovery and, if so, the nature and amount of such discovery and (b) the manner in which evidence shall be submitted to the arbitrator(s). The arbitrator(s) shall select the location, time and place of the arbitration hearing promptly and shall give each party written notice of the place and time of the arbitration hearing at least 10 days before the date selected. At the hearing, any relevant evidence may be presented by any party. The parties may waive application of the formal rules of evidence applicable to judicial proceedings, in which case evidence may be admitted or excluded in the sole discretion of the arbitrator(s). The arbitrator(s) shall hear and determine the matter and shall execute and acknowledge a decision in writing and cause a copy of the decision to be delivered to each of the parties. If there is only one arbitrator, his or her decision shall be binding and conclusive on the parties, and if there are three arbitrators, the decision of any two shall be binding and conclusive on the parties.

                  A judgment confirming the decision of the arbitrator(s) may be given by any Court having jurisdiction, or such court as may vacate, modify, or correct the decision, in accordance with the prevailing provisions of the California Arbitration Act or any successor statute. The costs of the arbitration shall be borne by the losing party, or shall be borne in such proportions as the arbitrator(s) may determine.

            15. Authority.

                  Each of the parties represents to the other parties that it has full legal authority to enter into, execute, deliver and perform this SETTLEMENT AGREEMENT and that the persons who have signed this SETTLEMENT AGREEMENT on its behalf have been duly authorized to sign and deliver this SETTLEMENT AGREEMENT by proper action of its board of directors. Each of the parties further represents to the other parties that the execution and delivery of this SETTLEMENT AGREEMENT and compliance with the provisions hereof will not conflict with its duties under or constitute a breach of or default under any law, administrative regulation, court decree, resolution, article of incorporation, bylaws or other agreement to which it is subject or by which it is bound.

            16. Representations and Modifications.

                  Any oral representations concerning this SETTLEMENT AGREEMENT shall be of no force or effect and no party hereto is relying upon any oral representation of any other party hereto in entering into this SETTLEMENT AGREEMENT. This SETTLEMENT AGREEMENT may only be amended or modified by a subsequent amendment or modification in writing, executed by all of the parties hereto affected by that amendment or modification, which expresses, by its terms, an intention to modify this SETTLEMENT AGREEMENT.

            17. Covenant of Good Faith and Fair Dealing.

                  The parties acknowledge and agree that their performance of their obligations pursuant to this SETTLEMENT AGREEMENT shall be undertaken in good faith, and that they shall deal fairly with each other.

            18. Severability.

                  Nothing contained in this SETTLEMENT AGREEMENT shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation, contrary to which the parties have no legal right to contract, such statute, law, ordinance or regulation shall prevail, but the affected provisions of this SETTLEMENT AGREEMENT shall be curtailed and limited only to the extent necessary to bring them within the requirements of such statute, law, ordinance or regulation without invalidating or affecting the remaining provisions of this SETTLEMENT AGREEMENT.

            19. Further Assurances.

                  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of its obligations hereunder and to carry out the intent of the parties, and to correct or modify in good faith any errors or omissions which shall subsequently be discovered.

            20. Successors and Assigns.

                  This SETTLEMENT AGREEMENT and all exhibits hereto shall be binding on the parties hereto and upon any of their subsidiaries, successors or assigns, including any successors in title to the KAISER PROPERTY and the CSI PROPERTY, in whole or in part.

            21. Integration.

                  This SETTLEMENT AGREEMENT, and its exhibits, constitutes the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of this SETTLEMENT AGREEMENT. The parties hereto have expressly and intentionally included in this SETTLEMENT AGREEMENT all collateral or additional agreements which may, in any manner, touch or relate to any of the subject matter of this SETTLEMENT AGREEMENT and, therefore, all promises, covenants and agreements, collateral or otherwise, are included herein. It is the intention of the parties to this SETTLEMENT AGREEMENT that it shall constitute an integration of all their agreements, and each understands that in the event of any subsequent litigation, controversy or dispute concerning any of its terms, conditions or provisions, no party hereto shall be permitted to offer or introduce any oral or extrinsic evidence concerning any other collateral or oral agreement between the parties not included herein.

            22. Notices.

                  Any and all notices between the parties provided for or permitted under this SETTLEMENT AGREEMENT, or by law, shall be in writing and shall be deemed duly served when personally delivered to a party, or, in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, addressed to such party at the following addresses:

                  a.       If to CSI:

                           California Steel Industries, Inc.
                           14000 San Bernardino Avenue
                           P.O. Box 5080
                           Fontana, California
                           Attention:  Mr. James Declusin

                           with a copy to:

                           Morgan, Lewis & Bockius
                           801 South Grand Avenue
                           22nd Floor
                           Los Angeles, California 90017
                           Attention:  Richard W. Esterkin, Esq.

                  b.       If to KAISER, RECOVERY or DEVELOPMENT:

                           Kaiser Ventures, Inc.
                           3633 East Inland Empire Blvd.
                           Suite 850
                           Ontario, California 91764
                           Attention:  Terry L. Cook, Esq.

                           with a copy to:

                           Lindquist, Vennum & Christensen
                           600 17th Street
                           Suite 2125
                           Denver, Colorado 80202-5401
                           Attention: Craig A. Christensen, Esq.

or to such other place as may from time to time be specified in a notice to each of the parties hereto given pursuant to this paragraph as the address for service of notice on such party. For the purposes of this SETTLEMENT AGREEMENT, delivery by facsimile shall be deemed to be personal delivery of any notice hereunder.

            23. Attorney's Fees.

                  In the event there is any dispute concerning the terms of this SETTLEMENT AGREEMENT, or the performance of any party hereto pursuant to the terms of this SETTLEMENT AGREEMENT, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this SETTLEMENT AGREEMENT, or asserting the terms of this SETTLEMENT AGREEMENT in defense of any suit or arbitration proceeding filed against said party, the prevailing party in such a dispute shall be entitled to recover, in addition to any other remedy to which such party may be entitled, all of its costs and attorney's fees incurred in connection with the dispute, irrespective of whether or not a lawsuit or arbitration proceeding is actually commenced or prosecuted to conclusion.

            24. Time.

                  Time is of the essence in the performance of the terms hereof.

            25. Counterparts.

                  This SETTLEMENT AGREEMENT may be signed in counterparts and shall be binding upon the parties hereto as if all of said parties executed the original hereof.

            26. Waiver.

                  No waiver by any party hereto of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision hereof.

            27. Construction of SETTLEMENT AGREEMENT.

                  This SETTLEMENT AGREEMENT shall be liberally construed to effectuate the intention of the parties. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this SETTLEMENT AGREEMENT, neither this SETTLEMENT AGREEMENT nor any uncertainty or ambiguity herein shall be construed or resolved against any party (including the party primarily responsible for the drafting and preparation of this SETTLEMENT AGREEMENT), under any rule of construction or otherwise, it being expressly understood and agreed that each of the parties has at all times been independently advised by its own attorney and that the parties have had an equal opportunity to participate in the drafting of this SETTLEMENT AGREEMENT.

            28. Choice of Laws.

                  This SETTLEMENT AGREEMENT shall be governed by and construed in accordance with the Constitution and the internal laws of the State of California, and applicable provisions of the Constitution and laws of the United States of America.

            29. Captions

                  The captions or headings in this SETTLEMENT AGREEMENT are for convenience only and in no way define, limit or describe the scope or intent of any provision or paragraph of this SETTLEMENT AGREEMENT.

            IN WITNESS WHEREOF, the parties have caused this SETTLEMENT AGREEMENT to be executed as of the date first above written.

                                       KAISER VENTURES INC.

                                       By: /s/ Daniel N. Larson
                                           -------------------------------------
                                           President

                                       By: /s/ Terry L. Cook
                                           -------------------------------------
                                           Secretary


                                       KSC RECOVERY, INC.

                                       By: /s/ Terry L. Cook
                                           -------------------------------------
                                           President

(Signatures continued to next page)

                                       By: /s/ Paul E. Shampay
                                           -------------------------------------
                                           Secretary


                                       KAISER STEEL DEVELOPMENT, INC.

                                       By: /s/ Daniel N. Larson
                                           -------------------------------------
                                           President

                                       By: /s/ Terry L. Cook
                                           -------------------------------------
                                           Secretary


                                       CALIFORNIA STEEL INDUSTRIES, INC.

                                       By: /s/ Marcus Mota e Silva
                                           -------------------------------------
                                           President

                                       By: /s/ Matthew MacFadden
                                           -------------------------------------
                                           Secretary

Approved as to form:

                                           MORGAN, LEWIS & BOCKIUS

                                           By: /s/ Richard W. Esterkin
                                               ---------------------------------
                                                      Richard W. Esterkin
                                           801 South Grand Avenue
                                           Suite 2200
                                           Los Angeles, California 90017
                                           Telephone: (213) 612-2500

                                           ATTORNEYS FOR CALIFORNIA STEEL
                                           INDUSTRIES, INC.

(Signatures continued to next page)

                                           LINDQUIST, VENNUM & CHRISTENSEN
                                           P.L.L.P

                                           By /s/ Craig A Christensen
                                              ----------------------------------
                                                     Craig A Christensen
                                           600 Seventeenth Street
                                           Suite 212 South
                                           Denver, Colorado  80202-5401
                                           Telephone: (303) 573-5900

                                           ATTORNEYS FOR KAISER VENTURES INC.
                                           AND KSC RECOVERY, INC.

                                       CALIFORNIA STEEL INDUSTRIES, INC.

                                       By:
                                           -------------------------------------
                                           President

                                       By:
                                           -------------------------------------
                                           Secretary


                                       STATE STREET BANK & TRUST OF CALIFORNIA,
                                       N.A.

                                       By:
                                           -------------------------------------

Approved as to form:

                                           MORGAN, LEWIS & BOCKIUS

                                           By:
                                              ----------------------------------
                                                 Richard W. Esterkin
                                           801 South Grand Avenue
                                           Suite 2200
                                           Los Angeles, California 90017
                                           Telephone: (213) 612-2500

                                           ATTORNEYS FOR CALIFORNIA STEEL
                                           INDUSTRIES, INC.


                                           LINDQUIST, VENNUM & CHRISTENSEN
                                           P.L.L.P.

                                           By
                                              ----------------------------------
                                                  Craig A. Christensen
                                           600 Seventeenth Street
                                           Suite 2125 South
                                           Denver, Colorado 80202-5401
                                           Telephone: (303) 573-5900

                                           ATTORNEYS FOR KAISER VENTURES, INC.
                                           AND KSC RECOVERY, INC.

[LOGO]                                         CALIFORNIA STEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                                      14000 San Bernardino Avenue, P.O. Box 5080
                                                       Fontana, California 92335
                                                     Telex 201239 (909) 350-6300

      January 22, 1999

      Alan Bick
      Gibson, Dunn & Crutcher LLP
      Jamboree Center
      4 Park Plaza
      Irvine, CA 92614

      Dear Alan:

      Please find enclosed the Exhibits pertaining to the Settlement agreement between Kaiser and CSI that I forwarded to you.

      If you have any questions, please contact me at (909) 350-6205.

      Sincerely,


      /s/ Pat Morin

      Pat Morin, C.P.A.
      California Steel Industries, Inc.

                                     [MAP]

      MAP SOURCE U.S.G.S 7.5' Quadrangle, Fontana, Guasti, California, 1981

--------------------------------------------------------------------------------
                                 KAISER PROPERTY
--------------------------------------------------------------------------------

                               ESCROW INSTRUCTIONS

            These Escrow Instructions are entered into as of June 1, 1995, by and among KAISER VENTURES, INC., a Delaware Corporation ("KAISER"), KSC RECOVERY, INC., a Delaware Corporation ("RECOVERY"), CALIFORNIA STEEL INDUSTRIES, INC., a Delaware Corporation ("CSI"), and State Street Bank & Trust of California, N.A. ("ESCROW HOLDER").

                                    RECITALS

            A. Concurrently herewith, CSI, KAISER, Kaiser Steel Development, Inc. and RECOVERY are entering into a Settlement Agreement for the purpose of resolving various disputes between them as described therein (the "SETTLEMENT AGREEMENT").

            B. Pursuant to the terms of the SETTLEMENT AGREEMENT, the parties to these Escrow Instructions desire to enter into these Escrow Instructions (the "ESCROW INSTRUCTIONS") for the purpose of effectuating the SETTLEMENT AGREEMENT.

            It is therefore agreed as follows:

            1. Incorporation of standard escrow instructions.

                  ESCROW HOLDER's standard form of escrow instructions are attached hereto as Exhibit "A" and are incorporated herein by this reference as though set forth in full hereat. Except as explicitly provided herein to the contrary,

CSI, KAISER, RECOVERY and ESCROW HOLDER agree to be bound by said escrow instructions.

            2. Incorporation of defined terms.

                  Except as explicitly set forth herein, each of the terms defined in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT used in these ESCROW INSTRUCTIONS shall have the meaning ascribed to them in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT.

            3. Interest bearing accounts.

                  All funds deposited herein shall be held by ESCROW HOLDER in interest bearing accounts with the interest on such deposits to accrue to the benefit of the party entitled to receive such funds.

            4. Deposit of documents with ESCROW HOLDER.

                  a. Documents to be deposited by CSI.

                        (1) Initial Payment. At the time prescribed in paragraph 6(a) of the SETTLEMENT AGREEMENT, CSI shall deposit with ESCROW HOLDER the sum of $256,500.00 pursuant to that paragraph.

                        (2) Other Payments. At the times prescribed in paragraphs 6(b) and 6(c) of the SETTLEMENT AGREEMENT, CSI shall deposit with ESCROW HOLDER any amounts due pursuant to those paragraphs.

                        (3) RESERVATION. Concurrently with its execution of the SETTLEMENT AGREEMENT, pursuant to paragraph 4(c) of the SETTLEMENT AGREEMENT, CSI shall execute and deliver the RESERVATION to ESCROW HOLDER.

                        (4) Notice of satisfaction of conditions. Within five days following the satisfaction of the conditions to the effectiveness of the SETTLEMENT AGREEMENT set forth at paragraph 8 of the SETTLEMENT AGREEMENT, CSI shall execute and deliver to ESCROW HOLDER a notice stating that those conditions have been fulfilled.

                        (5) ESCROW HOLDER's fees. CSI shall pay to ESCROW HOLDER one-half (1/2) of ESCROW HOLDER's fees and expenses.

                  b. Documents to be deposited by KAISER.

                        (1) QUITCLAIM. Concurrently with its execution of the SETTLEMENT AGREEMENT, pursuant to paragraph 4(a) of the SETTLEMENT AGREEMENT, KAISER shall execute and deliver the QUITCLAIM to ESCROW HOLDER.

                        (2) ASSIGNMENT. Concurrently with its execution of the SETTLEMENT AGREEMENT, pursuant to paragraph 5(a) of the SETTLEMENT AGREEMENT, KAISER shall execute and deliver the ASSIGNMENT to ESCROW HOLDER.

                        (3) WATER RIGHTS ACKNOWLEDGMENT. Concurrently with its execution of the WATER RIGHTS AGREEMENT, pursuant to paragraph 3 of the WATER RIGHTS AGREEMENT, KAISER shall execute and deliver the WATER RIGHTS ACKNOWLEDGEMENT to ESCROW HOLDER.

                        (4) RESERVATION. Concurrently with its execution of the SETTLEMENT AGREEMENT, pursuant to paragraph 4(c) of the SETTLEMENT AGREEMENT, KAISER shall execute and deliver the RESERVATION to ESCROW HOLDER.

                        (5) Proceeds of INSURANCE LITIGATION. Upon its receipt of any proceeds of the INSURANCE LITIGATION to which CSI is entitled pursuant to paragraph 9(a)(4) of the SETTLEMENT AGREEMENT, KAISER shall deposit such proceeds with ESCROW HOLDER.

                        (6) Notice of satisfaction of conditions. Within five days following the satisfaction of the conditions to the effectiveness of the SETTLEMENT AGREEMENT set forth at paragraph 8 of the SETTLEMENT AGREEMENT, KAISER shall execute and deliver to ESCROW HOLDER a notice stating that those conditions have been fulfilled.

                        (7) ESCROW HOLDER's Fees. KAISER shall pay to ESCROW HOLDER one-half (1/2) of ESCROW HOLDER's fees and expenses.

                  c. Documents to be Deposited by RECOVERY

                        At the times prescribed in the STIPULATION, RECOVERY shall deposit with ESCROW HOLDER the cash and stock to which CSI is entitled pursuant to the terms of the STIPULATION and the PLAN.

            5. Delivery of documents and funds by ESCROW HOLDER

                  a. Funds and documents to be delivered to KAISER. Provided that ESCROW HOLDER has received the documents described in paragraphs 3(b)(1) - (4) of these ESCROW INSTRUCTIONS, and has received written notice from both CSI and KAISER of the satisfaction of the conditions to the effectiveness of the SETTLEMENT AGREEMENT, at the times described below, ESCROW HOLDER shall deliver the following funds to KAISER:

                        (1) Proceeds of Initial Payment. At such time as ESCROW HOLDER has received the payment required pursuant to paragraph 6(a)(1) of the SETTLEMENT AGREEMENT, ESCROW HOLDER shall deliver the sum of $256,500.00 to KAISER in satisfaction of CSI's obligations under paragraph 6(a) of the SETTLEMENT AGREEMENT.

                        (2) Proceeds of Bankruptcy Claim. At such time as ESCROW HOLDER receives those cash payments to which CSI is entitled pursuant to the terms of the STIPULATION and the PLAN, the proceeds from the sale of the stock to be distributed to CSI pursuant to the terms of the STIPULATION and the PLAN or the cash payments required pursuant to paragraphs 6(b)(3) and 6(4) of the SETTLEMENT AGREEMENT, ESCROW HOLDER shall deliver such cash to KAISER to the extent necessary to satisfy CSI's obligations pursuant to paragraphs 6(b) and 6(c)(1) of the SETTLEMENT AGREEMENT.

                        (3) Proceeds of other payments. In the event that ESCROW HOLDER receives any funds pursuant to paragraph 4(b)(5) of these ESCROW INSTRUCTIONS, ESCROW HOLDER shall distribute such funds to KAISER, immediately upon ESCROW HOLDER'S receipt thereof, as follows:

                              (a) First, to the extent necessary to satisfy
CSI's obligations under paragraph 6(c) of the SETTLEMENT AGREEMENT, in satisfaction of such obligations, and

                              (b) Second, to the extent necessary to satisfy
CSI's obligations under paragraph 6(b) of the SETTLEMENT AGREEMENT, in satisfaction of such obligations.

                  b. Documents to be delivered to CSI. Following ESCROW HOLDER's receipt or a written notice from each of CSI and KAISER that the conditions to the effectiveness of the SETTLEMENT AGREEMENT have been satisfied, ESCROW HOLDER shall deliver the following documents to CSI at the times set forth below:

                        (1) ASSIGNMENT. At such time as ESCROW HOLDER has received the ASSIGNMENT from KAISER, ESCROW HOLDER shall deliver the ASSIGNMENT to CSI.

                        (2) QUITCLAIM. At such time as ESCROW HOLDER has received the QUITCLAIM from KAISER, ESCROW HOLDER shall deliver the QUITCLAIM to CSI.

                        (3) Cash. ESCROW HOLDER shall deliver to CSI any cash received by ESCROW HOLDER from RECOVERY, from KAISER or resulting from the proceeds of stock held for CSI's account in excess of those sums to which KAISER is entitled pursuant to paragraph 6 of the SETTLEMENT AGREEMENT.

                  c. Stock.

                        (1) Delivery of stock to third parties. In the event that CSI determines to sell the stock deposited with ESCROW HOLDER by RECOVERY during the term of this escrow, ESCROW HOLDER shall deliver possession, to such party as CSI may designate, of all, or any portion, of said stock, as directed by CSI, upon ESCROW HOLDER's receipt of a sum equal to the proceeds of such sale, less any costs of such sale, such as sales commissions and escrow fees.

                        (2) Disposition of sales proceeds. In the event that ESCROW HOLDER receives any proceeds from the sale of the stock deposited with ESCROW HOLDER by RECOVERY, ESCROW HOLDER shall deliver such proceeds to KAISER, to the extent necessary to satisfy CSI's obligation pursuant to paragraph 6(b) of the SETTLEMENT AGREEMENT. Any remaining proceeds shall be paid to CSI.

                        (3) Disposition of stock. In the event that CSI does not sell all of the stock deposited with ESCROW HOLDER by RECOVERY within ninety days of said deposit, then ESCROW HOLDER shall deliver to CSI any portion of said stock that has not been sold after ESCROW HOLDER has received a sum equal to that required by paragraph 6(b) of the SETTLEMENT AGREEMENT.

            6. Notices.

                  Any and all notices between the parties provided for or permitted under these ESCROW INSTRUCTIONS, or by law, shall be in writing and shall be deemed duly served when personally delivered to a party, or, in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, addressed to such party at the following addresses:

                   a.  If to CSI:

                           California Steel Industries, Inc.
                           14000 San Bernardino Avenue
                           P.O. Box 5080
                           Fontana, California
                           Attention:  Mr. James Declusin

                           with a copy to:

                           Morgan, Lewis & Bockius
                           801 South Grand Avenue
                           22nd Floor
                           Los Angeles, California 90017
                           Attention:  Richard W. Esterkin, Esq.

                  b.   If to KAISER:

                           Kaiser Recovery, Inc.
                           3633 East Inland Empire Blvd.
                           Suite 850
                           Ontario, California 91764
                           Attention:  Terry L. Cook, Esq

                           with a copy to:

                           Lindquist, Vennum & Christensen
                           600 17th Street
                           Suite 2125
                           Denver, Colorado 80202-5401
                           Attention:  Craig A. Christensen, Esq.

                  c.   If to ESCROW HOLDER:

                           State Street Bank and Trust Company of
                           California, N.A.
                           725 South Figueroa Street
                           Suite 3100
                           Los Angeles, California 90017
                           Attention:  Corporate Trust Department
or to such other place as may from time to time be specified in a notice to each of the parties hereto given pursuant to this paragraph as the address for service of notice on such party.

            7. Attorney's Fees.

                  In the event there is any dispute concerning the terms of these ESCROW INSTRUCTIONS or the performance of any party hereto pursuant to the terms of these ESCROW INSTRUCTIONS, and any party hereto retains counsel for the purpose of enforcing any of the provisions of these ESCROW INSTRUCTIONS or asserting the terms of these ESCROW INSTRUCTIONS in defense of any suit filed against said party, the prevailing party in such a dispute shall be entitled to recover, in addition to any other remedy to which such party may be entitled, all of its costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

            8. Integration.

                  These ESCROW INSTRUCTIONS, the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT constitute the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of these ESCROW INSTRUCTIONS. The parties hereto have expressly and intentionally included in these ESCROW INSTRUCTIONS, the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT all collateral or additional agreements which may, in any manner, touch or relate to any of the subject matter of these ESCROW INSTRUCTIONS and, therefore, all promises, covenants and agreements, collateral or otherwise, are included herein or therein. It is the intention of the parties to these ESCROW INSTRUCTIONS that they, together with the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT shall constitute an integration of all their agreements, and each understands that in the event of any subsequent litigation, controversy or dispute concerning any of its terms, conditions or provisions, no party hereto shall be permitted to offer or introduce any oral or extrinsic evidence concerning any other collateral or oral agreement between the parties not included herein or therein.

            9. Time.

                  Time is of the essence in the performance of the terms hereof.

            10 Counterparts.

                  These ESCROW INSTRUCTIONS may be signed in counterparts and shall be binding upon the parties hereto as if all of said parties executed the original hereof.

            11. Waiver.

                  No waiver by any party hereto of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision hereof.

            12. Amendment.

                  These ESCROW INSTRUCTIONS cannot be amended or modified except by a writing executed by the parties hereto which expresses, by its terms, an intention to modify these ESCROW INSTRUCTIONS.

            13. Successors.

                  These ESCROW INSTRUCTIONS shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective administrators, trustees, executors, personal representatives, successors and permitted assigns.

            IN WITNESS WHEREOF, the parties hereto have executed these ESCROW INSTRUCTIONS as of the day and year set forth above.

                                      KAISER VENTURES, INC.

                                      By:
                                          --------------------------------
                                          President

                                      By:
                                          --------------------------------
                                          Secretary


                                      KSC RECOVERY, INC.

                                      By:
                                          --------------------------------
                                          President

                                      By:
                                          --------------------------------
                                          Secretary

                                                          MARKED TO SHOW CHANGES

                                   Exhibit "A"

                               ESCROW INSTRUCTIONS

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
725 South Grand Avenue
Suite 3100
Los Angeles, California 90017
Attention: Corporate Trust Department

These Escrow Instructions are attached as Exhibit "A" to that certain Escrow Agreement dated as of June 1, 1995 ("The Escrow Agreement") among Kaiser Ventures, Inc., a Delaware corporation ("Kaiser"), KSC Recovery, Inc., a Delaware corporation ("Recovery"), California Steel Industries, Inc., a Delaware Corporation ("CSI") and State Street Bank and Trust Company of California, N.A., as Escrow Holder (the "Escrow Holder"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Escrow Agreement.

            1. Acceptance of Appointment. State Street Bank and Trust Company of California, N.A. hereby accepts its appointment as "Escrow Holder" under the Escrow Agreement upon the terms and conditions set forth herein.

            2. Termination of Escrow. In the event that the conditions of the Escrow Agreement have not been complied with at the expiration of the time provided for therein, the Escrow Holder shall keep the escrow open and shall complete performance of the Escrow Agreement at the earliest possible date thereafter, unless any of the other parties to the Escrow Agreement have made written demand upon the Escrow Holder for the return of the funds and/or instruments deposited by such person. If the Escrow Holder receives such a demand, the Escrow Holder may withhold and stop all further proceedings under the Escrow Agreement, without liability to any person or party to the Escrow Agreement, until cancellation instructions, in writing and signed by all parties to the Escrow Agreement, have been delivered to the Escrow Holder. Upon receipt of such cancellation instructions, the Escrow Holder shall disburse the escrowed funds and instruments, less the fees (including a reasonable cancellation fee) and expenses of the Escrow Holder, in accordance with such cancellation instructions.

            3. Investment of Funds. The Escrow Holder shall invest the funds it holds under the Escrow Agreement in accordance with the instructions of the party entitled to receive such funds; provided, that in the absence of written instructions, the Escrow Holder shall invest the funds in its internal money market account ("IMMA"). The Escrow Holder shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under the

Escrow Agreement. The Escrow Holder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity.

            4. Disbursements. Unless otherwise instructed in writing prior to the date of disbursement, all disbursements of funds and/or instruments shall be made by U.S. mail to the designated parties at the addresses set forth in the Escrow Agreement.

            5. Disposal of Files. The Escrow Holder is authorized to destroy or otherwise dispose of any and all documents, papers, instructions, correspondence and other material pertaining to the Escrow Agreement at the expiration of five years from the date of close of the escrow or the cancellation of the escrow without liability; provided, that the Escrow Accent shall give notice of its intent to the parties to the Escrow Agreement and such parties shall have the opportunity to review and make copies of the documents to be destroyed. If within 10 Business Days after such notice is given, the Escrow Holder has not received a request from a party to review the documents to be disposed of, the Escrow Holder may proceed with such destruction or disposal.

            6. Taxes. The Escrow Holder shall not be responsible for the payment of any taxes, charges or governmental levies associated with the investment of funds, transfer of stock or transfer of documents contemplated by the Escrow Agreement.

            7. Reliance on Instructions. The Escrow Holder may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it under the Escrow Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall be under no duty to inquire into or investigate the validity, accuracy, or content of any such document. The Escrow Holder shall have no duty to solicit any payments which may be required from any party under the Escrow Agreement.

            8. Limitation of Liability. The Escrow Holder shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Holder's negligence or willful misconduct was the cause of any loss to any of the other parties to the Escrow Agreement. The Escrow Holder may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Anything in the Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Holder be liable for special, indirect, incidental, or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Holder has been advised in advance of the likelihood of such losses or damages and regardless of the form of action.

            9. Resignation. The Escrow Holder may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect, which date shall be no sooner than thirty (30) days after provision of such notice to the other parties to the Escrow Agreement. The escrow shall not terminate on such resignation. Any successor escrow holder appointed shall, upon manifesting acceptance of such appointment by countersigning a copy of the Escrow Agreement, become and be the Escrow Holder under the Escrow Agreement, with the same powers, duties, and authorities which such successor would have had if originally named in the Escrow Agreement as Escrow Holder. Notwithstanding its resignation and discharge, the resigning Escrow Holder hereby agrees to follow any instructions the other parties hereto may give it directing transfer of the funds, stock and documents held under the Escrow Agreement to the successor Escrow Holder.

            10. Escrow Holder's Fees. The other parties to the Escrow Agreement shall promptly (i) pay the Escrow Holder for the services to be rendered under the Escrow Agreement, at the rates and in the percentages set forth in Exhibit A attached hereto, and (ii) pay or reimburse the Escrow Holder upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of the Escrow Agreement.

            11. Indemnification. The other parties to the Escrow Agreement hereby agree, jointly and severally, to indemnify the Escrow Holder for, and to hold it harmless against, any loss, liability, or expense arising out of or in connection with the Escrow Agreement and the carrying out of its duties thereunder or upon the cancellation thereof, including the costs and expenses of defending itself against any claim of liability, except as a result of the Escrow Holder's negligence or wilful misconduct.

            12. Conflicting Demands. If conflicting demands are made on the Escrow Holder by the parties to the Escrow Agreement, or notice is served upon the Escrow Holder in connection with any legal action arising out of the Escrow Agreement, the Escrow Holder shall not be required to take any further action with respect to the Escrow Agreement, but may stop all further proceedings without liability to any person or party to the Escrow Agreement. The Escrow Holder may bring suit in interpleader or for declaratory relief as to its rights and obligations under the Escrow Agreement. If the Escrow Holder is required to respond to any legal summons or proceedings or if any action in interpleader or for declaratory relief is brought by the Escrow Holder, the other parties to the Escrow Agreement jointly and severally agree to pay all costs, expense and reasonable attorney's fees expended or incurred by the Escrow Holder.

            13. No Implied Duties. The duties and responsibilities of the Escrow Holder hereunder shall be determined solely by the express provisions of the Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Holder shall not have any liability under, nor any duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in the Escrow Agreement.

            14. Funds Transfer Instructions. In the event funds transfer instructions are given, whether oral or written, the Escrow Holder is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit B hereto, and the Escrow Holder may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Holder. The parties to the Escrow Agreement acknowledge that such security procedure is commercially reasonable.

                                    EXHIBIT A

                                      FEES

Escrow Fee -      $4,000.00 (this Escrow Fee is to be shared equally by Kaiser and CSI)

Investment Fees - $25.00 per trade for book-entry securities $50.00 per trade for securities requiring physical delivery (these investments fees shall be paid in each case by the party requesting the investments

                                   EXHIBIT B

                      TELEPHONE NUMBER(S) FOR CALL-BACKS
          PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

Kaiser:

James F. Verhey
Vice President-Finance and
Chief Financial Officer

(909) 483-8513

CSI:

Ira Frazer, Esq.
909) 350-6010

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF COLORADO

In re                                          )        Chapter 11 Proceedings
                                               )
COTTONWOOD CANYON LAND CO.,                    )        Case No. 87 B 1552 E
KAISER STEEL CORPORATION,                      )        Case No. 87 B 1553 E
KAISER STEEL TUBING, INC.,                     )        Case No. 87 B 1705 E
KT REALTY INCORPORATED,                        )        Case No. 87 B 1707 E
MYERS DRUM COMPANY,                            )        Case No. 87 B 1708 E
LAKE TAMARISK DEVELOPMENT CORP.,               )        Case No. 87 B 1709 E
UNION STEEL COMPANY,                           )        Case No. 87 B 1710 E
                                               )
Reorganized Debtors.                           )        (Jointly Administered as
________________________________________       )        Case No. 87 B 1552 E)

--------------------------------------------------------------------------------

                          STIPULATION TO ORDER ALLOWING
                      CLAIM OF CALIFORNIA STEEL INDUSTRIES

      THIS STIPULATION ALLOWING CLAIM OF CALIFORNIA STEEL INDUSTRIES (the "STIPULATION") is entered into as of the 1st day of July, 1994, by and among KSC RECOVERY, INC., a Delaware corporation ("RECOVERY"), and CALIFORNIA STEEL INDUSTRIES, INC., a California corporation ("CSI") with reference to the following facts:

                                    RECITALS

      A. From 1942 until 1983, Kaiser Steel Corporation ("KSC") operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California owned by KSC (the "FONTANA PROPERTY"). Pursuant to an Agreement of

Purchase and Sale entered into effective as of August 17, 1984, CSI purchased approximately 378 acres of the Fontana Property (the "CSI PROPERTY").

      B. Prior to the sale of the CSI PROPERTY to CSI, as a result of KAISER'S prior operations on the CSI PROPERTY, the CSI PROPERTY allegedly became contaminated with a variety of industrial byproducts.

      C. On February 11, 1987, KSC filed a petition with the United States Bankruptcy Court for the District of Colorado (the "BANKRUPTCY COURT"), initiating proceedings pursuant to chapter 11 of the Bankruptcy Code (11 U.S.C. ss. 101 et seq.). Such proceedings were conducted by and before the Honorable Charles E. Matheson, United States Bankruptcy Judge, and are entitled "In re Kaiser Steel Corporation, Case No. 87 B 01552 E (Jointly Administered)" (the "BANKRUPTCY CASE").

      D. On October 4, 1988, the BANKRUPTCY COURT entered an order confirming KSC's Second Amended Joint Plan of Reorganization, As Modified (the "PLAN"). Pursuant to the terms of the PLAN, RECOVERY is charged with filing and prosecuting objections to any claims filed in the BANKRUPTCY CASE.

      E. On or about January 12, 1988, CSI filed a proof of claim in the BANKRUPTCY CASE asserting that KSC was liable to CSI for the sum of $165,825.68 theretofore expended by CSI, and an unstated amount for future expenditures that CSI anticipated, in investigating and remediating the contamination placed in and under the CSI PROPERTY by KSC (the "PROOF OF CLAIM"). On

November 6, 1989, RECOVERY filed an objection to the PROOF OF CLAIM.

      F. On February 19, 1992, CSI amended the PROOF OF CLAIM to assert that the damages caused to CSI by the contamination placed in and under the CSI PROPERTY by KSC exceeded the sum of $54 million. On March 5, 1992, RECOVERY filed an objection to the PROOF OF CLAIM, as amended. The contested matter initiated by the foregoing objections to the PROOF OF CLAIM is presently pending before the BANKRUPTCY COURT.

      G. CSI asserts that its claims were not discharged by the order confirming the PLAN. RECOVERY contends that all of CSI's claims were discharged. The BANKRUPTCY COURT has previously ruled that CSI's claims were discharged, but that ruling is not final and remains subject to appeal.

      H. In order to eliminate the uncertainty inherent in the litigation of the allowability and amount of the PROOF OF CLAIM, as well as to avoid the expenditure of further costs of litigation, the parties hereto now wish to resolve the disputes between them concerning the allowability and amount of CSI's claims against KSC, as well as whether those claims were discharged by the BANKRUPTCY COURT'S order confirming the PLAN.

      IT IS THEREFORE STIPULATED as follows:

      l. Allowance of claim.

            The PROOF OF CLAIM shall be allowed in the sum of $27.5 million and shall receive a distribution under the PLAN as a Class 4A claim based upon its allowance in said amount.

      2. Distribution under PLAN.

            Within ten (10) days following the date upon which this STIPULATION becomes effective, RECOVERY shall disburse to CSI, as an initial distribution on account of its allowed claim, the minimum sum of $1,500,000.00 in cash and at least 281,509 shares of stock in Kaiser Resources Inc., the reorganized debtor under the PLAN. Thereafter, RECOVERY shall distribute to CSI such additional property as CSI may be entitled to receive under the PLAN at the time and in the manner described in the PLAN.

      3. Effective date of STIPULATION.

            This STIPULATION shall become effective ten (10) days following the entry of an order of the BANKRUPTCY COURT approving this STIPULATION, allowing the PROOF OF CLAIM as provided herein and directing RECOVERY to make the distributions to CSI described herein and required under the PLAN unless a party in interest files a notice of appeal from such order and obtains a stay of such order on or before ten (10) days following the entry of such order. In the event that a party in interest files a notice of appeal from such order and obtains a stay of such order on or before ten (10) days following the entry of such order, this STIPULATION shall become effective upon the entry of a final order approving this STIPULATION, allowing the PROOF OF CLAIM as provided herein and directing RECOVERY to make the distributions to CSI described herein and required under the PLAN. In the event that the effective date of this STIPULATION shall fail to occur on or before __________, then, at the option of either party hereto, exercised by providing written notice to the other party hereto in the manner prescribed for notice herein, this STIPULATION shall be of no further force or effect.

      4. Notices.

            Any and all notices between the parties provided for or permitted under this STIPULATION, or by law, shall be in writing and shall be deemed duly served when personally delivered to a party, or, in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, addressed to such party at the following addresses:

                    A.       If to CSI:
                             California Steel Industries, Inc.
                             14000 San Bernardino Avenue
                             P.O. Box 5080
                             Fontana, California
                             Attention:  Mr. James Declusin

                             with a copy to:

                             Morgan, Lewis & Bockius
                             801 South Grand Avenue
                             22nd Floor
                             Los Angeles, California 90017
                             Attention:  Richard W. Esterkin, Esq.

                    B.       If to KAISER:
                             Kaiser Recovery, Inc.
                             3633 East Inland Empire Blvd.
                             Suite 850
                             Ontario, California 91764
                             Attention:  Terry L. Cook, Esq.

                             with a copy to:

                             Lindquist, Vennum & Christensen
                             600 17th Street
                             Suite 2125
                             Denver, Colorado 80202-5401
                             Attention:  Craig A. Christensen, Esq.

or to such other place as may from time to time be specified in a notice to each of the parties hereto given pursuant to this paragraph as the address for service of notice on such party.

            5. Time.

      Time is of the essence in the performance of the terms hereof.

            6. Waiver.

      No waiver by any party hereto of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision hereof.

            7. Amendment.

      This STIPULATION cannot be amended or modified except by a writing executed by the parties hereto which expresses, by its terms, an intention to modify this STIPULATION.

            8. Successors.

      This STIPULATION shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective administrators, trustees, executors, personal representatives, successors and permitted assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this STIPULATION as of the day and year set forth above.

                                        LINDQUIST, VENNUM & CHRISTENSEN
                                        CRAIG A. CHRISTENSEN

                                        By:
                                            ------------------------------------
                                                   Craig A. Christensen,
                                        Attorneys for Kaiser Recovery, Inc.


                                        MORGAN, LEWIS & BOCKIUS
                                        RICHARD W. ESTERKIN

                                        By:
                                            ------------------------------------
                                                  Richard W. Esterkin
                                        Attorneys for California Steel
                                        Industries, Inc.

                             WATER RIGHTS AGREEMENT

      This WATER RIGHTS AGREEMENT is entered into as of June 1, 1995, by and between Kaiser Ventures Inc. ("KAISER") and California Steel Industries, Inc. ("CSI") with reference to the following facts:

                                    RECITALS

            A. From 1942 until 1983, Kaiser Steel Corporation operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California, owned by Kaiser Steel Corporation (the "FONTANA PROPERTY"). Pursuant to an Agreement of Purchase and Sale entered into effective as of August 17, 1984, CSI purchased approximately 378 acres of the FONTANA PROPERTY. In 1988 and 1989, CSI acquired from third parties approximately 43 and 29 acres, respectively, of property previously owned by Kaiser Steel Corporation and comprising a portion of the FONTANA PROPERTY. The 378, 43 and 29 acres of the FONTANA PROPERTY formerly owned by Kaiser Steel Corporation and now owned by CSI are hereinafter collectively referred to as the "CSI PROPERTY."

            B. Pursuant to the judgment (the "1978 JUDGMENT") in Chino Basin Municipal Water District v. City of Chino, et al., San Bernardino Superior Court, Case No. RCV 51010 (the "WATER

CASE"), non-agricultural overlying rights to the beneficial use of 2,930.274 acre-feet of water annually from the safe yield of the Chino groundwater basin was decreed as set forth at page 60, line 9 of Exhibit "D" to the 1978 JUDGMENT (the "WATER RIGHTS"). The WATER RIGHTS are more specifically described in
Section II.B.8 and Exhibits "D" and "G" of the 1978 JUDGMENT.

            C. From 1984 through the date of this WATER RIGHTS AGREEMENT, CSI has operated a steel processing plant on the CSI PROPERTY. From 1984 through the date of this WATER RIGHTS AGREEMENT, KAISER delivered water to CSI pursuant to certain utility services agreements.

            D. On or about August 25, 1992, CSI and the Chino Basin Watermaster (the "WATERMASTER") filed a "Joint Motion to Interpret, Enforce, Carry-out, Modify, Amend or Amplify the Judgment Herein" in the WATER CASE (the "JOINT MOTION"). KAISER disputed CSI's and WATERMASTER's claims in the JOINT MOTION. The Court referred the JOINT MOTION to a Special Referee for the preparation of a report and recommendation. Although the Special Referee's report has been filed with the Court, no final order on the JOINT MOTION has been entered by the Court.

            E. On or about March 25, 1993, CSI filed "California Steel Industries, Inc.'s Notice of Motion to Interpret, Enforce, Carry-out, Modify, Amend, or Amplify Paragraph 7, Page 66 of Exhibit G of the 1978 Judgment" (the "EXHIBIT G MOTION"). KAISER Disputed CSI's claims in the EXHIBIT G MOTION. The Court has not ruled on the EXHIBIT G MOTION pending its ruling on the JOINT MOTION.

            F. On October 21, 1993, the California Regional Water Quality Control Board, Santa Ana Region (the "RWQCB") adopted Resolution No. 93-72, which allowed KAISER to fulfill certain groundwater remediation obligations described therein by participating in a desalter project being undertaken by the Santa Ana Watershed Project Authority pursuant to the terms of a Salt Offset Agreement (the "SALT OFFSET AGREEMENT"). CSI objected to the Resolution and, on or about March 10, 1994, brought an action to contest the Resolution and the SALT OFFSET AGREEMENT, such action being entitled California Steel Industries, Inc. v. California Regional Water Quality Control Board, Santa Ana Region, San Bernardino County Superior Court Case No. SCV 10862 (the "SALT OFFSET ACTION"). The SALT OFFSET ACTION has been dismissed.

            G. KAISER has entered into Chino Basin Local Storage Agreements 9.0 and 9.1, which permit the storage of a total of 30,000 acre feet of overlying water rights carried over from preceding years. As of June 30, 1994, 21,046.61 acre feet of water were in storage under those contracts and 2,930.274 acre-feet of water was held as carryover water. Those contracts have expired and, as of the date of this WATER RIGHTS AGREEMENT, KAISER is attempting to renew or to replace those contracts. As used herein, the term "LOCAL STORAGE AGREEMENTS" refers to Local

Storage Agreements 9.0 and 9.1, as well as to any renewals or replacements of those agreements that KAISER may obtain.

            H. Concurrently with their execution of this WATER RIGHTS AGREEMENT, the parties are entering into a "Settlement Agreement" for the purpose of resolving a number of disputes as between them (the "SETTLEMENT AGREEMENT").

            I. The parties would like to compromise and settle their disputes concerning CSI's and KAISER's entitlement to certain of the WATER RIGHTS and the proposed amendments to the Watermaster Rules and Regulations currently being litigated in the WATER CASE as a result of the JOINT MOTION and the EXHIBIT G MOTION.

            In compromise of the disputes between the parties regarding the ownership and use of the WATER RIGHTS, including all carryover and storage rights associated therewith, and in consideration of the mutual promises set forth in the SETTLEMENT AGREEMENT and in this WATER RIGHTS AGREEMENT, the parties agree as follows:

            1. Incorporation of defined terms.

                  Except as explicitly set forth herein, each of the terms defined in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT used in this WATER RIGHTS AGREEMENT shall have the meaning ascribed to them in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT.

            2. Appointment of Escrow.

                  Concurrently with their execution of this WATER RIGHTS AGREEMENT, the parties hereto shall execute escrow instructions, in the form attached to the SETTLEMENT AGREEMENT as Exhibit "2," appointing State Street Bank and Trust of California, N.A. ("ESCROW HOLDER") to act as the escrow holder under the terms of this WATER RIGHTS AGREEMENT.

            3. Allocation of WATER RIGHTS.

                  In compromise of the disputes between the parties, including their claimed entitlement to beneficially use the WATER RIGHTS and carryover and storage rights associated therewith, and in consideration of the mutual covenants set forth in the SETTLEMENT AGREEMENT, concurrently with their execution of this WATER RIGHTS AGREEMENT, KAISER and CSI shall execute and deliver to ESCROW HOLDER a "Water Rights Acknowledgment" in the form attached hereto as Exhibit "A" (the "WATER RIGHTS ACKNOWLEDGMENT"). Within seven (7) days of this WATER RIGHTS AGREEMENT becoming effective, ESCROW HOLDER shall deliver the WATER RIGHTS ACKNOWLEDGMENT to CSI, which may then record the WATER RIGHTS ACKNOWLEDGMENT in the Official Records of the County Recorder of San Bernardino County, California and otherwise proceed in accordance with the 1978 JUDGMENT by filing the WATER RIGHTS ACKNOWLEDGMENT with WATERMASTER.

            4. ASSIGNMENT of WATER RIGHTS.

                  Immediately after executing this WATER RIGHTS AGREEMENT, the parties will jointly undertake to enter into an appropriate agency agreement, pursuant to Paragraph 6 of Exhibit "G" of the 1978 JUDGMENT, and the rules and regulations of WATERMASTER, and consistent with the provisions of this WATER RIGHTS AGREEMENT and the WATER RIGHTS ACKNOWLEDGEMENT respecting the use and priorities of the "Joint Water Rights" described in the WATER RIGHTS ACKNOWLEDGMENT (the "JOINT WATER RIGHTS"), with the San Gabriel Valley Water Company (the "WATER COMPANY"), pursuant to which:

                  a. the PARTIES shall assign the JOINT WATER RIGHTS to the WATER COMPANY for a period ending upon June 30, 2005, and

                  b. the WATER COMPANY shall:

                        (1) provide water service to the overlying lands of CSI and KAISER, subject to the provisions of paragraph 4(b)(1) of the WATER RIGHTS ACKNOWLEDGMENT, and

                        (2) pay to KAISER an amount equal to at least 90% of the then-current replenishment charge for the CHINO BASIN for such portion of the JOINT WATER RIGHTS as may be used by CSI or KAISER.

                  In the event such an agency agreement is not consummated with the WATER COMPANY, CSI shall pay KAISER an amount equal to 90% of the then-current replenishment charge for the CHINO BASIN for all or any portion of the JOINT WATER RIGHTS used by CSI on its lands.

            5. Agreement to be delivered to WATERMASTER.

                  A copy of this WATER RIGHTS AGREEMENT and of the WATER RIGHT ACKNOWLEDGMENT shall be delivered to WATERMASTER by CSI and KAISER, with directions to modify WATERMASTER's records in accordance therewith. CSI and KAISER shall jointly request that WATERMASTER correct its records to reflect the allocation of water set forth in the WATER RIGHTS ACKNOWLEDGMENT.

            6. Acknowledgment of source of water delivered to CSI by KAISER.

                  CSI and KAISER agree that, from 1984 through 1994, all of the water delivered to CSI by KAISER was derived from either KAISER's rights as a shareholder of Fontana Union Mutual Water Company or from the "CSI Water Rights" as described in the WATER RIGHTS ACKNOWLEDGMENT (the "CSI WATER RIGHTS"), or both. To the extent that the water produced and delivered by KAISER to CSI was derived from the CSI WATER RIGHTS, or CSI's stored water resulting from the CSI WATER RIGHTS, such water was delivered by KAISER to CSI at CSI's request and on CSI's behalf.

            7. Effect of WATER RIGHTS AGREEMENT upon prior water charges.

                  Notwithstanding the provisions of this WATER RIGHTS AGREEMENT and the WATER RIGHTS ACKNOWLEDGMENT, neither KAISER nor CSI shall be entitled to any adjustments to previously billed rates and charges for past deliveries of water to CSI by KAISER.

            8. (1) WATER RIGHTS defined by 1978 JUDGMENT.

                  The WATER RIGHTS are subject to the provisions of the 1978 JUDGMENT, which defines and limits their use. Nothing in this WATER RIGHTS AGREEMENT or the WATER RIGHTS ACKNOWLEDGMENT is intended to change or modify the nature or use of the WATER RIGHTS in a manner inconsistent with the 1978 JUDGMENT.

            9. Performance of SALT OFFSET AGREEMENT.

                  a. KAISER acknowledges its obligations, pursuant to the terms of the SALT OFFSET AGREEMENT, to abandon to the WATERMASTER 1,000 acre-feet of water a year for 25 years to satisfy the replenishment obligation of the SAWPA desalter project. KAISER and CSI agree that KAISER'S obligation to abandon water to WATERMASTER hereunder shall be an obligation expressly made for the benefit of WATERMASTER and enforceable by WATERMASTER pursuant to the continuing jurisdiction of the Court under the 1978 JUDGMENT. The parties agree that the obligations of KAISER to WATERMASTER under this agreement shall be binding upon KAISER's successors and assigns.

                  b. In partial satisfaction of its obligations under the SALT OFFSET AGREEMENT, on or before December 1, 1995, KAISER shall irrevocably abandon to the WATERMASTER at least 18,000 acre feet of its stored water for the purpose of satisfying the replenishment obligation of the SAWPA desalter project.

                  c. To the extent that CSI does not make use of the JOINT WATER RIGHTS, as defined in the WATER RIGHTS ACKNOWLEDGMENT, during the INTERIM PERIOD, as defined therein, KAISER shall either:

                        (1) irrevocably abandon said water to the WATERMASTER for the purpose of satisfying the replenishment obligation of the SAWPA desalter project or

                        (2) store said water under the LOCAL STORAGE AGREEMENTS and account for the storage of such water separately from the remainder of the water stored under the LOCAL STORAGE AGREEMENTS.

                  d. To the extent that KAISER has not already fulfilled all of its obligations to provide water to the SAWPA desalter project, during the FINAL PERIOD, as that term is defined in the WATER RIGHTS ACKNOWLEDGMENT, KAISER shall either:

                        (1) irrevocably abandon to the WATERMASTER for the purpose of satisfying the replenishment obligation of the SAWPA desalter project the water to which it is entitled by reason of the JOINT WATER RIGHTS or

                        (2) store said water under the LOCAL STORAGE AGREEMENTS and account for the storage of such water separately from the remainder of the water stored under the LOCAL STORAGE AGREEMENTS.

                  e. To the extent that KAISER elects to store water as provided at paragraphs 9(c)(2) and 9(d)(2) of this WATER RIGHTS AGREEMENT, KAISER shall abandon a sufficient quantity of said water to the WATERMASTER for the purpose of satisfying the replenishment obligation of the SAWPA desalter project, at or before the time that it is obligated to provide such water under the SALT OFFSET AGREEMENT, so as to satisfy its obligations under the SALT OFFSET AGREEMENT at or before the time that said obligations are due.

            10. Court approval of WATER RIGHTS AGREEMENT. Within thirty days following their execution of this WATER RIGHTS AGREEMENT, the PARTIES shall jointly petition the court having jurisdiction over the WATER CASE for an order:

                  a. approving this WATER RIGHTS AGREEMENT,

                  b. decreeing CSI's exclusive right to the beneficial use of the CSI WATER RIGHTS and the parties' mutual rights to the beneficial use of the JOINT WATER RIGHTS as provided in the WATER RIGHTS ACKNOWLEDGMENT, and

                  c. approving KAISER's abandonment of 18,000 acre feet of its stored water to the WATERMASTER for the SAWPA desalter project as described at paragraph 9(b) if this WATER RIGHTS AGREEMENT.

Pending the entry of such an order, the parties shall request that the court having jurisdiction over the WATER CASE stay all proceedings with respect to the JOINT MOTION and the EXHIBIT G

MOTION. Upon the entry of a final order as set forth above, and all of the conditions to the effectiveness of the SETTLEMENT AGREEMENT having been satisfied, CSI shall execute a "Notice of Withdrawal of Motion" with respect to the JOINT MOTION and the EXHIBIT G MOTION in the form attached hereto as Exhibit "B".

            11. Condition to effectiveness of WATER RIGHTS AGREEMENT.

                  This WATER RIGHTS AGREEMENT shall become effective upon the entry of an order of the Court in the WATER CASE approving this WATER RIGHTS AGREEMENT as provided herein.

            12. Advice of counsel.

                  The PARTIES represent and warrant that they have sought and obtained the advice and counsel of their attorneys with respect to this WATER RIGHTS AGREEMENT.

            13. Amendment.

                  This WATER RIGHTS AGREEMENT cannot be modified except by written document signed by all of the PARTIES.

            14. Choice of laws.

                  This WATER RIGHTS AGREEMENT shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of California.

            15. Interpretation of WATER RIGHTS AGREEMENT.

                  This WATER RIGHTS AGREEMENT has been mutually drafted. The language of this WATER RIGHTS AGREEMENT shall be construed as a whole according to a fair meaning, and not strictly for or against any of the parties.

            16. Costs.

                  The parties shall each bear their own respective attorneys' fees and costs in connection with the JOINT MOTION, the EXHIBIT G MOTION and the preparation of this WATER RIGHTS AGREEMENT.

            17. Attorney's fees.

                  In the event that either of the parties breaches this WATER RIGHTS AGREEMENT, the breaching party or parties shall pay each prevailing party all costs of any action or proceeding for damages and/or enforcement, including reasonable attorney's fees and costs.

            18. Integration.

                  This WATER RIGHTS AGREEMENT is part of the SETTLEMENT AGREEMENT and is subject to its terms and conditions. Except as explicitly set forth in the SETTLEMENT AGREEMENT, this WATER RIGHTS AGREEMENT constitutes the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of this WATER RIGHTS AGREEMENT. The parties hereto have expressly and intentionally included in this WATER RIGHTS AGREEMENT and the SETTLEMENT AGREEMENT all collateral or additional agreements which may, in any manner, touch or relate to any of the subject matter of this WATER RIGHTS AGREEMENT and, therefore, all promises, covenants and agreements, collateral or otherwise, are included herein and therein. It is the intention of the parties to this WATER RIGHTS AGREEMENT that it and the SETTLEMENT AGREEMENT shall constitute an integration of all their agreements, and each understands that in the event of any subsequent litigation, controversy or dispute concerning any of its terms, conditions or provisions, no party hereto shall be permitted to offer or introduce any oral or extrinsic evidence concerning any other collateral or oral agreement between the parties not included herein or in the SETTLEMENT AGREEMENT.

            19. Counterparts.

                  This WATER RIGHTS AGREEMENT may be executed in counterparts by the PARTIES and shall become effective and binding at such time as all of the PARTIES have signed a counterpart of this WATER RIGHTS AGREEMENT.

                  WHEREFORE, the parties hereto have executed this WATER RIGHTS AGREEMENT as of the date and year set forth above.

Dated: ____________, 1995                  KAISER VENTURES INC.

                                           By: _____________________________


Dated: ____________, 1995                  CALIFORNIA STEEL INDUSTRIES, INC.

                                           By: _____________________________

(Signatures continued to next page)

APPROVED AS TO FORM:

Dated: _______________, 1995               BEST, BEST & KRIEGER

                                           By: _____________________________
                                               Arthur L. Littleworth
                                               Anne T. Thomas
                                               Gene Tanaka
                                               Attorneys for KAISER
                                               Ventures, Inc.


Dated: _______________, 1995               LAW OFFICES OF JOHN D. MUSICK, JR.
                                           AND ASSOCIATES

                                           By: _____________________________
                                               John D. Musick,, Jr.
                                               Attorneys for California Steel
                                               Industries, Inc.

                           WATER RIGHTS ACKNOWLEDGMENT

            This Water Rights Acknowledgment (the "WATER RIGHTS ACKNOWLEDGMENT") is entered into as of June 1, 1995, by and between Kaiser Ventures, Inc. ("KAISER") and California Steel Industries, Inc. ("CSI").

                                    RECITALS

            A. From 1942 until 1983, Kaiser Steel Corporation operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California, owned by Kaiser Steel Corporation (the "FONTANA PROPERTY"). Pursuant to an Agreement of Purchase and Sale entered into effective as of August 17, 1984, CSI purchased approximately 378 acres of the FONTANA PROPERTY. In 1988 and 1989, CSI acquired from third parties approximately 43 and 29 acres, respectively, of property previously owned by Kaiser Steel Corporation and comprising a portion of the FONTANA PROPERTY. The 378, 43 and 29 acres of the FONTANA PROPERTY formerly owned by Kaiser Steel Corporation and now owned by CSI are hereinafter collectively referred to as the "CSI PROPERTY."

            B. Pursuant to the judgment (the "1978 JUDGMENT") in Chino Basin Municipal Water District v. City of Chino. et al., San Bernardino Superior Court, Case No. RCV 51010 (the "WATER

CASE"), non-agricultural overlying rights to the beneficial use of 2,930.274 acre feet of water annually from the safe yield of the Chino groundwater basin was decreed as set forth at page 60, line 9 of Exhibit "D" to the 1978 JUDGMENT (the "WATER RIGHTS"). The WATER RIGHTS are more specifically described in
Section II.B.8 and Exhibits "D" and "G" of the 1978 JUDGMENT.

            C. KAISER has entered into Chino Basin Local Storage Agreements 9.0 and 9.1, which permit the storage of a total of 30,000 acre feet of overlying water rights carried over from preceding years. As of June 30, 1994, 21,046.61 acre feet of water were in storage under those contracts and 2,930.274 acre-feet of water was held as carryover water. Those contracts have expired and, as of the date of this WATER RIGHTS ACKNOWLEDGMENT, KAISER is attempting to renew or to replace those contracts. As used herein, the term "LOCAL STORAGE AGREEMENTS" refers to Local Storage Agreements 9.0 and 9.1, as well as to any renewals or replacements of those agreements that KAISER may obtain.

            D. From 1984 through the date of this WATER RIGHTS ACKNOWLEDGMENT, CSI has operated a steel processing plant on the CSI PROPERTY. From 1984 through the date of this WATER RIGHTS. ACKNOWLEDGMENT, KAISER delivered water to CSI pursuant to certain utility services agreements.

            E. On or about August 25, 1992, CSI and the Chino Basin Watermaster (the "WATERMASTER") filed a "Joint Motion to Interpret, Enforce, Carry-out, Modify, Amend or Amplify the

Judgment Herein" in the WATER CASE (the "JOINT MOTION"). KAISER disputed CSI's claims in the JOINT MOTION.

            F. On or about March 25, 1993, CSI filed "California Steel Industries, Inc.'s Notice of Motion to Interpret, Enforce, Carry-out, Modify, Amend, or Amplify Paragraph 7, Page 66 of Exhibit G of the 1978 Judgment" (the "EXHIBIT G MOTION"). KAISER disputed CSI's claims in the EXHIBIT G MOTION. The Court has not ruled on the EXHIBIT G MOTION.

            G. On October 21, 1993, the California Regional Water Quality Control Board, Santa Ana Region (the "RWQCB") adopted Resolution No. 93-72, which was intended to allow KAISER to fulfill certain groundwater remediation obligations described therein by participating in a desalter project being undertaken by the Santa Ana Watershed Project Authority pursuant to the terms of a "Salt Offset Agreement" (the "SALT OFFSET AGREEMENT"). CSI objected to the SALT OFFSET AGREEMENT and filed a petition for a writ of mandate, which has now been dismissed.

            H. Concurrently with their execution of this WATER RIGHTS ACKNOWLEDGMENT, the parties are entering into a "Settlement Agreement" (the "SETTLEMENT AGREEMENT") and a Ground Water Indemnity Agreement (the "GROUNDWATER INDEMNITY AGREEMENT"), for the purposes of resolving certain disputes and allocating certain liabilities and potential liabilities as between them, and a "Water Rights Agreement," for the purpose of resolving their disputes relating to the WATER RIGHTS and carryover and storage rights associated therewith (the "WATER RIGHTS AGREEMENT"). The PARTIES are entering into this WATER RIGHTS ACKNOWLEDGMENT for the purpose of effectuating the foregoing Agreements.

            IT IS THEREFORE agreed that:

            1. Incorporation of defined terms.

                  Except as explicitly set forth herein, each of the terms defined in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT used in this WATER RIGHTS ACKNOWLEDGMENT shall have the meaning ascribed to them in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT.

            2. Acknowledgment of CSI WATER RIGHTS.

                  KAISER hereby recognizes CSI's sole ownership and exclusive right to use the following portions of the WATER RIGHTS and formally relinquishes any right title, claims or interest in said portions of the WATER RIGHTS to CSI:

                  a. 1000 acre feet annually of the decreed WATER RIGHTS as of August 17, 1984, including all right, title and interest to carried-over and stored water resulting from an under exercise of those rights occurring on and after August 17, 1984;

                  b. 300 acre feet annually of the decreed WATER RIGHTS as of July 1, 1995, including all right, title and interest to carried-over and stored water resulting from an under exercise of those rights occurring on and after July 1, 1995;

                  c. The unused balance of the 1000 acre feet of the decreed WATER RIGHTS referred to at paragraph 2(a), above, consisting of 510.14 acre feet of existing storage, as of June 30, 1994, held under the LOCAL STORAGE AGREEMENTS; and

                  d. 3024.09 acre feet of KAISER's capacity storage right under the LOCAL STORAGE AGREEMENTS, which provide, or it is anticipated will provide, for a total storage capacity of 30,000.00 acre feet.

            3. Acknowledgment of KAISER WATER RIGHTS.

                  CSI hereby recognizes KAISER's sole ownership and exclusive right to use the following portions of the WATER RIGHTS and formally relinquishes any right title, claims or interest in said portions of the WATER RIGHTS to KAISER:

                  a. 2930.274 acre feet annually of the decreed WATER RIGHTS, including all right, title and interest to carried-over and stored water resulting from an under exercise of those rights from the date of the entry of the 1978 JUDGMENT through August 17, 1984;

                  b. 1000 acre feet annually of the decreed WATER RIGHTS, including all right, title and interest to carried-over and stored water resulting from an under exercise of those rights, effective August 17, 1984, and at all times thereafter;

                  c. 21,535.44 acre feet of stored water, as of June 30, 1994, held under the LOCAL STORAGE AGREEMENTS with WATERMASTER;

                  d. 1,930.274 acre-feet of carried over water: and

                  e. 26,975.91 acre feet of the capacity storage right in the LOCAL STORAGE AGREEMENTS.

            4. Acknowledgment of Joint WATER RIGHTS.

            KAISER and CSI acknowledge that they have jointly held ownership of the following WATER RIGHTS:

                  a. 930.274 acre feet annually of the decreed WATER RIGHTS, including all right title and interest to carried-over and stored water resulting from an under exercise of those rights, effective August 17, 1984 and continuing through and including June 30, 1995; provided that KAISER had the exclusive right to the use of the foregoing water, together with the rights to carried-over and storage water resulting from the under exercise of those rights.

                  b. 630.274 acre feet annually of the decreed WATER RIGHTS, including all right, title and interest to carried-over and stored water resulting from an under exercise of those rights, effective July 1, 1995 (the "JOINT WATER RIGHTS"); provided that:

                        (1) Interim Period.

                              CSI shall have the first priority for use of the
JOINT WATER RIGHTS on its lands from July 1, 1995 through June 30, 2005 (the "INTERIM PERIOD"), provided it first puts to use the 1,300 acre-feet referred to at paragraphs 2(a) and 2(b) of this WATER RIGHTS ACKNOWLEDGMENT plus any water in CSI's carry-over and/or storage account. KAISER shall have the right to use any portion of the JOINT WATER RIGHTS not used by CSI during the INTERIM PERIOD. KAISER shall have the exclusive right to carry over and store for its benefit, including satisfaction of its obligations under the SALT OFFSET AGREEMENT, any unexercised portion of the JOINT WATER RIGHTS during the INTERIM PERIOD.

                        (2) July 1, 2005 and thereafter.

                        KAISER shall have the first priority for the use of the JOINT WATER RIGHTS on the KAISER PROPERTY, or in fulfillment of its obligations under the SALT OFFSET AGREEMENT, from July 1, 2005 and thereafter (the "FINAL PERIOD"), provided: (1) with respect to its use to fulfill its obligations under the SALT OFFSET AGREEMENT, KAISER shall first exhaust any water it may have in its storage account and then shall have put to beneficial use on the KAISER PROPERTY, or used in fulfillment of its salt offset obligations, its right to the 1000 acre feet of water referred to in paragraph 3(b) above before making any use of the JOINT WATER RIGHTS and (2) with respect to its use on the KAISER PROPERTY, KAISER shall first exhaust its right to the 1000 acre feet referred to at paragraph 3(b) above and then any water that it may have in its storage account before making any use of the JOINT WATER RIGHTS. CSI shall have the right to use any portion of the JOINT WATER R1GHTS not used by KAISER during the

FINAL PERIOD. KAISER shall have the right to carry over and store for its sole benefit any unexercised portion of the JOINT WATER RIGHTS during the FINAL PERIOD.

                        (3) KAISER's use of the JOINT WATER RIGHTS, and any water carried over and stored for KAISER'S benefit as a result of the JOINT WATER RIGHTS, is subject to KAISER's obligations under the WATER RIGHTS AGREEMENT.

Dated: _________________, 1995               KAISER VENTURES, INC.

                                             By:________________________________


Dated: _________________, 1995               CALIFORNIA STEEL INDUSTRIES, INC.

                                             By:________________________________

APPROVED AS TO FORM:

Dated: _________________, 1995               BEST, BEST & KRIEGER

                                             By:________________________________
                                                 Arthur L. Littleworth
                                                 Anne T. Thomas
                                                 Gene Tanaka
                                                 Attorneys for KAISER
                                                 Ventures, Inc.


Dated: _________________, 1995               LAW OFFICES OF JOHN D. MUSICK, JR.
                                             AND ASSOCIATES

                                             By:________________________________
                                                John D. Musick, Jr.
                                                Attorneys for California Steel
                                                Industries, Inc.

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On _____________, 1995 before me, ______________________, personally appeared
________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                              WITNESS my hand and official seal.


                                              ----------------------------------
                                              Signature of Notary Public

John Musick, Jr.
  and Associates
2049 Century Park East
Suite 1100
Los Angeles, CA  90067
(310) 552-1974

Attorneys for:
Intervenor California Steel
Industries, Inc.

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                            COUNTY OF SAN BERNARDINO

                                  WEST DISTRICT

CHINO BASIN MUNICIPAL WATER DISTRICT,     )
                                          )
                                          )        Case No. RCV 51010
             Plaintiff,                   )
                                          )        NOTICE OF WITHDRAWAL
         v.                               )        OF MOTION
                                          )
CITY OF CHINO, ET AL.,                    )
                                          )
             Defendants.                  )

TO ALL PARTIES AND THEIR ATTORNEYS:

      Notice is hereby given that Intervenor California Steel Industries, Inc. ("CSI") does hereby withdraw from the Joint Motion filed on or about August 25, 1992 with Plaintiff Chino Basin Municipal Water District as Chino Basin Watermaster, and entitled "Joint Motion to Interpret, Enforce, Carryout, Modify, Amend, or Amplify the Judgment Herein."

      Notice is further given that CSI does hereby withdraw and dismiss its Motion filed on or about March 25, 1993 and entitled

"Motion to Interpret, Enforce, Carryout, Modify, Amend, or Amplify Paragraph 7, Page 66 of Exhibit G of the Judgment."

Dated:__________________

                                                THE LAW OFFICES OF JOHN D.
                                                MUSICK, JR. AND ASSOCIATES

                                                By:
                                                    ----------------------------
                                                    Attorneys for California
                                                    Steel Industries, Inc.

                 RECORDING REQUEST

          California Steel Industries, Inc.
          14000 San Bernardino Avenue
          Fontana, California 92335
          Attn:

          AND WHEN RECORDED MAIL TO

          California Steel Industries, Inc.
Name      14000 San Bernardino Avenue
          Fontana, California 92335
Street    Attn:
Address

City &
State     __________________________________
                 MAIL TAX STATEMENTS TO

          California Steel Industries, Inc.
Name      14000 San Bernardino Avenue
          Fontana, California 92335
Street    Attn:
Address

City &
State     __________________________________

--------------------SPACE ABOVE THIS LINE FOR RECORDER'S USE--------------------

[ILLEGIBLE]                Corporation Quitclaim Deed
[ILLEGIBLE]                       [ILLEGIBLE]
--------------------------------------------------------------------------------

The undersigned grantor(s) declares(s):
Documentary transfer tax is $ 0.
(       ) computed on full value of property conveyed, or
(       ) computed on full value less value of liens and encumbrances remaining at time of sale.
(       ) Unincorporated area: (      ) City of _______________________, and

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

Kaiser Resources Inc., ("Grantor")

a corporation organized under the laws of the State of Delaware hereby REMISES, RELEASES AND QUITCLAIMS to
California Steal Industries, Inc., a California corporation ("Grantee")

the following described real property in the unicorporated area Country of San
Bernardino                  , State of California:

                        See Exhibit "A" and Exhibit "1"
                                attached hereto.

In Witness Whereof, said corporation has caused its corporation name and seal to be affixed hereto and this instrument to be executed by its ______________ President and _____________ Secretary thereunto duly authorized.

Dated: ________________________________    Kaiser Resources Inc., a Delaware
                                           Corporation

STATE OF CALIFORNIA                   )    By __________________________________
COUNTY OF ____________________________) SS                             President
                                      )    By __________________________________
On _________________ before me, the                                    Secretary
undersigned, a Notary Public in and for
said State, personally appeared ________
________________________________________
personally known to me or proved to me
on the basis of satisfactory evidence to
be the person who executed the within
instrument as the ______________________
President, and _________________________
________________________________________
personally known to be or proved to me
on the basis of satisfactory evidence to be the person who executed the within instrument as the ______________________
Secretary of the Corporation that
executed the within instrument and
acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors. WITNESS my hand and official seal.

Signature ______________________________

                                                                     [ILLEGIBLE]
--------------------------------------------------------------------------------

Title Order No._________________________ Escrow or Loan No. ____________________

--------------------------------------------------------------------------------
                     MAIL TAX STATEMENTS AS DIRECTED ABOVE

                                  EXHIBIT "A"

Any and all interest of Grantor in and to all pipes, pipelines, conduits or other facilities (the "Pipelines") used to convey or drain sewage, industrial wastes or surface water on, under or over that certain real property described in Exhibit "1" attached hereto.

                                    * * * *

This quitclaim is being made to settle a dispute between Grantor and Grantee with respect to the ownership of the above described Pipelines. Grantee claims such Pipelines were already conveyed by Grantor to Grantee pursuant to the terms of that certain Grant Deed recorded on August 20, 1984 as Instrument No. 94-197915 in the Official Records of San Bernardino County, California. The purpose of this Quitclaim Deed is to eliminate any ambiguity that may exist concerning the ownership of said Pipelines.

                                  EXHIBIT "1"

Parcel 2 on Parcel Map 8682 as recorded in Book 89 of Parcel Maps, Pages 37 through 43, inclusive, Records of San Bernardino County, California.

RECORDING REQUESTED BY:

Richard W. Esterkin
Morgan, Lewis & Bockius
801 South Grand Avenue
22nd Floor
Los Angeles, California 90017

AND WHEN RECORDED MAIL TO:

Richard W. Esterkin
Morgan, Lewis & Bockius
801 South Grand Avenue
22nd Floor
Los Angeles, California 90017

--------------------------------------------------------------------------------

                AMENDMENT TO PART B OF EXHIBIT A TO GRANT DEED -
                       AND EXCEPTIONS IN FAVOR OF GRANTOR

            This Amendment to Part B of Exhibit A to Grant Deed - Reservations and Exceptions in Favor of Grantor (the "Amendment") is made as of this first day of June, 1995 by and between Kaiser Ventures Inc. ("Kaiser"), a Delaware corporation, successor-in-interest to Kaiser Steel Corporation ("KSC"), and California Steel Industries, Inc., a Delaware corporation ("CSI"), with respect to the following facts and circumstances.

                                 R E C I T A L S

            A. On August 20, 1984, KSC conveyed to CSI certain real property situated in the County of San Bernardino, State of California. Said real property was conveyed pursuant to that certain grant deed (the "Kaiser-CSI Grant Deed") recorded on August 20, 1984, as Instrument No. 84-197915 in the Official Records of San Bernardino County.

            B. Exhibit A to the Kaiser-CSI Grant Deed contained, in addition to the legal description of the real property being conveyed, certain reservations of easements and other exceptions which were set forth in Part B to said Exhibit A, entitled "Reservations and Exceptions in Favor of Grantor" (referred to hereinafter as the "Reservations and Exceptions").

            C. Kaiser and CSI now desire to amend the Reservations and Exceptions to reflect certain new agreements between the parties.

            NOW, THEREFORE in view of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

            1. The Reservations and Exceptions, set forth in Part B of Exhibit A to the Kaiser-CSI Grant Deed, are hereby amended as follows:

                  a. Paragraph 1 of Part B of Exhibit A to the Kaiser-CSI Grant Deed is hereby deleted in its entirety.

                  b. Paragraph 2 of Part B of Exhibit A to the Kaiser-CSI Grant Deed is hereby deleted in its entirety as the easements provided for therein have expired in accordance with their terms.

                  c. Paragraph 3(a) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is hereby deleted in its entirety as the easements provided for therein have expired in accordance with their terms.

                  d. Paragraph 3(b) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is not affected by this Amendment.

                  e. The rights reserved by Grantor pursuant to paragraph 3(c) of Part B of Exhibit A to the Kaiser-CSI Grant Deed are hereby limited such that, from and after the date of this Amendment, Grantor shall have the following rights, and only the following rights, by reason of said paragraph:

                        (1) An easement for the use of all sanitary sewer lines, both surface and subsurface, and all replacements or substitutions therefore, for purposes of conveying or draining sewage generated by Kaiser or its lessees from any area owned by Kaiser lying north of the Servient Tenement. CSI shall repair, maintain or replace, as necessary, such sewer lines in accordance with the following terms and conditions: (A) any such repair, maintenance or replacement shall be performed in a manner which will allow Kaiser to continue to use such sewer lines as repaired, maintained or replaced; (B) CSI shall have no obligation to repair, replace, upgrade or improve such sewer lines so as to provide Kaiser with any sewage disposal capacity in excess of the capacity used by Kaiser as of the date of this Amendment; (C) to the extent there is sewage disposal capacity in excess of that presently used by CSI and Kaiser, CSI shall have priority over Kaiser to any such excess capacity. Such easement shall expire immediately and automatically without any act by any party as soon as CSI ceases to have its sewage treated at the Kaiser Sewage Treatment Plant as defined in the Amended Services Agreement referred to subparagraph 4(d) below; provided that CSI shall provide KAISER with one year written notice of its intention to cease having its sewage treated at the Kaiser Sewage Treatment Plant.

                        (2) a nonexclusive easement for all ditches and storm water drains existing as of August 17, 1984, and all replacements or substitutions therefore, for purposes of conveying or draining surface water from any area lying north of the Servient Tenement.

                  f. The rights reserved by Grantor pursuant to paragraph 3(d) of Part B of Exhibit A to the Kaiser-CSI Grant Deed are hereby limited such that, from and after the date of this Amendment, Grantor shall have a nonexclusive easement for use of all electrical and other utility transmission facilities existing as of August 17, 1984 and all replacements or substitutions therefor, and no other rights, by reason of said paragraph.

                  g. Paragraph 3(e) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is not affected by this Amendment.

                  h. Paragraphs 4(a) and 4(b) of Part B of Exhibit A to the Kaiser-CSI Grant Deed are not affected by this Amendment.

                  i. Paragraph 4(c) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is not affected by this Amendment, except to the extent that:

                        (1) this Amendment recognizes that the easements granted under paragraph B(3)(a) of Part B of Exhibit A to the Kaiser-CSI Grant Deed have expired according to their terms, and

                        (2) this Amendment limits the term of the easement granted under paragraph B(3)(c) of Part B of Exhibit A to the Kaiser-CSI Grant Deed as provided at paragraph 1(e) of this Amendment.

                  j. Paragraph 4(d) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is not affected by this Amendment, except that the parties acknowledge that it was their intent in said paragraph that the reference therein to "Exhibit B to the Services Agreement of even date between Grantor and Grantee" included all extensions and replacements of said agreement including, but not limited to, Exhibit B to the Amended Services Agreement dated as of January 1, 1995 between Kaiser Ventures, Inc. and California Steel Industries, Inc. being executed concurrently with this Amendment, and all extensions and replacements of Part B of Exhibit A to the Kaiser-CSI Grant Deed.

                  k. Paragraph 4(e) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is not affected by this Amendment.

                  1. Paragraph 5(a) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is hereby deleted in its entirety since such easement has expired in accordance with its terms.

                  m. Paragraph 5(b) of Part B of Exhibit A to the Kaiser-CSI Grant Deed is not affected by this Amendment.

            2. Except as amended hereby, the Reservations and Exceptions shall remain in full force and effect.

            3. Notices.

                  Any and all notices between the parties provided for or permitted under this Amendment, or by law, shall be in writing and shall be deemed duly served when personally delivered to a party, or, in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, addressed to such party at the following addresses:

                            a.   If to CSI:
                                 California Steel Industries, Inc.
                                 14000 San Bernardino Avenue
                                 P.O. Box 5080
                                 Fontana, California
                                 Attention:  Mr. James Declusin

                                 with a copy to:

                                 Morgan, Lewis & Bockius
                                 801 South Grand Avenue
                                 22nd Floor
                                 Los Angeles, California 90017
                                 Attention:  Richard W. Esterkin, Esq.

                            b.   If to KAISER or RECOVERY:

                                 Kaiser Ventures  Inc.
                                 3633 East Inland Empire Blvd.
                                 Suite 850
                                 Ontario, California 91764
                                 Attention:  Terry L. Cook, Esq.

                                 with a copy to:

                                 Lindquist, Vennum & Christensen
                                 600 17th Street
                                 Suite 2125
                                 Denver, Colorado 80202-5401
                                 Attention: Craig A. Christensen, Esq.

or to such other place as may from time to time be specified in a notice to each of the parties hereto given pursuant to this paragraph as the address for service of notice on such party. For the purposes of this Amendment, delivery by facsimile shall be deemed to be personal delivery of any notice hereunder.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first above written.

                                   KAISER VENTURES  INC.,
                                   a Delaware Corporation

                                   By: /s/ Daniel N. Larson
                                       -------------------------------------
                                              President

                                   By: /s/ Terry L. Cook
                                       -------------------------------------
                                              Secretary


                                   CALIFORNIA STEEL INDUSTRIES, INC.,
                                   a Delaware Corporation

                                   By: /s/ Marcus Mota e Silva
                                       -------------------------------------
                                              President

                                   By: /s/ Matthew MacFadden
                                       -------------------------------------
                                              Secretary

APPLICATION FOR ASSIGNMENT OF CAPACITY CONTRACT

TO:   Chino Basin Municipal Water District

      9400 Cherry Avenue
      Building A
      Fontana, California 92335

      The undersigned hereby make application for assignment of contracts for capacity in Chino Basin Municipal Water District's non-reclaimable industrial wastewater system pursuant to Ordinance NO. 52 as adopted July 1, 1992, and as said Ordinance has been amended to date.

1.    Name of Assignor: Kaiser Resources, Inc. ("KRI"), sucessor in interest to
                        Kaiser Steel Corporation ("KSC").

      Address: 8300 Utica Avenue, Ranche Cucamonga, California 91730 Name of Assignee: California Steel Industries, Inc. ("CSI")
      Address: 14000 San Bernardino Ave., Fontana, California 92335

2.    Assignor's contact: Rob Kurtman
      Address: 8300 Utica Avenue, Ranche Cucamonga, California 91730
      Telephone: (909) 948-3143
      Assignee's contact: Dennis Poulsen
      Address: 14000 San Bernardino Ave., Fontana, California 92335
      Telephone: (909) 380-4300

3. Number of capacity units currently held by Assignor: 43 units in three contracts dated August 29, 1968, September 23, 1970 and May 3, 1970.

      Number of capacity units to be assigned: 27 units in two contracts dated August 22, 1968 and September 22, 1970.

One capacity unit equals 45 gallons per minute maximum in instantaneous flow.

4.    Date assignment of capacity required: October 31, 1995

5.    Assignor does not hold or plan to obtain Option Agreements.

6.    Assignee's industry that will create non-reclaimable wastewater:

      Steel manufacturing

7. A brief description of Assignee's industrial process that will create non-reclaimable wastewater:

      steel manufacturing which utilizes hydraulic fluids from operations, cooling waters and rolling solutions resulting in acid rinse wastewater, spent pickle liquor, and alkaline wastewater, which are part of the process to produce hot rolled steel sheets and coils, cold rolled steel sheets and coils, plate and galvanized rolled steel sheets and coils.

8. The address to which said assignment of capacity contracts will be appurtenant:

      14000 San Bernardino Ave.
      Fontana, California 92335

9. The legal description and map of the real property to which the assigned capacity contracts will be appurtenant is set forth on Exhibits A and B.

10. The "Existing Industry Permit for Industrial Wastewater Discharge", "Additional Information Questionnaire" and the "Industrial Wastewater Critical Parameter Report Form" are already on file.


                                   ASSIGNOR: KAISER VENTURES INC.
                                             ----------------------------------


                                   BY: /s/ Daniel N. Larson Pres. - CEO
                                       ----------------------------------------


                                   DATE: October 5, 1995
                                         --------------------------------------


                                   ASSIGNEE:
                                             ----------------------------------

                                   BY: /s/ Marcus Mota e Silva
                                       ----------------------------------------


                                   DATE:
                                         --------------------------------------

                                   EXHIBIT A

All of the real property owned by California Steel Industries comprising of approximately 450 acres located on the north and south side of San Bernardino Avenue in the County of San Bernardino, State of California described more specifically as follows:

      Parcel 2 of Parcel Map 8682 in Book 89 of Parcel Maps, Pages 37 through 43, Records of San Bernardino County, California

AND

      Lot 1008 and a portion of Lot 1009, Semi-tropic Land and Water Company in the County of San Bernardino, State of California, as per plat recorded in Book 11 of Maps, page 12, records of said County, lying north of the following described line:

      Commencing at the northeast corner of said Lot 1008, said point being the intersection of the centerlines of San Bernardino Avenue and Calabash
      Avenue: thence along the centerline of Calabash Avenue south 0 (degree) 07' 38" west, 1035.93 feet to the point of beginning: thence on a line parallel to the centerline of San Bernardino Avenue, south 89 (degree) 45' 53" west, 1410.51 feet to the west line of said Lot 1009.

      Together with that portion of Mulberry Avenue, 30 feet wide, adjoining said lots on the west, extending from a line 168.07 feet south of the center line of San Bernardino Avenue, to a line 40 feet north of the north line of Colton Avenue as delineated on the above described map, as said Avenue was vacated by the Board of Supervisors of the County of San Bernardino by document recorded in Book 4220, page 576, Official Records.

      Note: Areas and distances are computed to street centers.

AND

      Parcel A:

      Parcel 1 and Parcel 2 of Parcel Map. No 9818, as per plat recorded in Book 104 of Parcel Maps, pages 88 to 91, inclusive records of the County Recorder of San Bernardino County, California.

      Parcel B:

      The following easements which were reserved in that certain Grant Deed, dated August 17, 1984, wherein Grantor is the Grantor and California Steel Industries, Inc. is the Grantee, which Grant Deed was recorded in the records of the County Recorder of San Bernardino County, California, on August 29, 1984, as instrument No. 84-197915, Official Records, but only to the extent necessary to serve the buildings which are presently located on Parcel 1 and Parcel 2 of Parcel Map No. 9818, in the County of San Bernardino, State of California, and up to 700,000 square feet of additional buildings on such parcels:

      (A) The easement described in subparagraph B.3(c) of Exhibit "A" of such Grant Deed;

      (B) The easements described in subparagraph B.3(d) of Exhibit "A" of such Grant Deed;

      Parcel C:

      A nonexclusive easement, in the County San Bernardino, State of California, for the use of all sanitary sewer, domestic water and electrical transmission facilities which (A) now exist on the following described real property and (B) which serve the real property described in Parcel "A" above.

      The following real property is affected by the aforementioned easement:

      Parcel 1 and Parcel 3 of Parcel Map 8682, as recorded in Parcel Map No. 89, pages 37 through 43, inclusive, records of San Bernardino County, California.

      The aforementioned easement is appurtenant to the real property described in Parcel "A" above, and was granted by an instrument recorded May 16, 1986 as instrument No. 86-128269, Official Records.

      Parcel D:

      A nonexclusive easement in the County of San Bernardino, State of California, for the use of all storm drain facilities which (A) now exist on the following described real property and (D) which serve the real property described in Parcel "A" above.

      The following real property is affected by the aforementioned easement:

      All of that certain real property owned on the date hereof by Kaiser Steel Corporation, (1) or any of its subsidiaries, lying south of San Bernardino Avenue, north of Valley Boulevard (Colton Avenue), west of Cherry Avenue and east of Calabash, within an unincorporated portion of San Bernardino County near the City of Fontana California.

      The aforementioned easement is appurtenant to the real property described in Parcel "A" above, and was granted by an instrument recorded May 16, 1986 as instrument No. 86-128269 Official Records.

      A more visual description of the property herein described is attached as Exhibit B for your convenience.

------------
(1) Kaiser Steel Corporation ("KSC") is now known as Kaiser Resources, Inc. ("KRI"). This language was taken from a deed of the property to California Steel Industries, Inc. dating to the time when KRI was known as KSC.

                                   [FLOOR MAP]

                                    EXHIBIT B

                         GROUNDWATER INDEMNITY AGREEMENT

      This GROUNDWATER INDEMNITY AGREEMENT is entered into as of June 1, 1995, by and between Kaiser Ventures Inc. ("KAISER") and California Steel Industries, Inc. ("CSI") with reference to the following facts:

                                    RECITALS

            A. From 1942 until 1983, Kaiser Steel Corporation operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California, owned by Kaiser Steel Corporation (the "FONTANA PROPERTY"). Pursuant to an Agreement of Purchase and Sale entered into effective as of August 17, 1984, CSI purchased approximately 378 acres of the FONTANA PROPERTY. In 1988 and 1989, CSI acquired from third parties approximately 43 and 29 acres, respectively, of property previously owned by Kaiser Steel Corporation and comprising a portion of the FONTANA PROPERTY. The 378, 43 and 29 acres of the FONTANA PROPERTY formerly owned by KAISER Steel Corporation and now owned by CSI are hereinafter collectively referred to as the "CSI PROPERTY."

            B. As a result of the operations of Kaiser Steel Corporation at the FONTANA PROPERTY, various contaminants may have been released into the environment, including the soil underlying portions of the CSI PROPERTY.

            C. On or about November 16, 1992, CSI and the California State Department of Toxic Substances Control ("DTSC") entered into a "Voluntary Enforceable Agreement" (the "VEA"). The VEA establishes a procedure pursuant to which CSI will investigate the type and extent of the contamination present at the CSI PROPERTY and, if necessary, remediate the CSI PROPERTY. At this time, it is unclear whether DTSC will require CSI to investigate or remediate the groundwater underlying the CSI PROPERTY.

            D. Pursuant to the Judgment in Chino Basin Municipal Water District
v. City of Chino. et al., San Bernardino Superior Court, Case No. RCV 51010 (the "1978 JUDGMENT"), non-agricultural overlying rights to the beneficial use of 2,930.274 acre-feet of water annually from the safe yield of the Chino groundwater basin (the "CHINO BASIN") was decreed as set forth at page 60, line 9 of Exhibit "D" to the 1978 JUDGMENT (the "WATER RIGHTS"). The WATER RIGHTS are more specifically described in Section II.B.8 and Exhibits "D" and "G" of the 1978 JUDGMENT.

            E. On August 26, 1987, the California State Regional Water Quality Control Board, Santa Ana Region (the "RWQCB"), pursuant to its authority under
Section 13304 of the California Water Code, issued Cleanup and Abatement Order ("CAO") No. 87-121, which required KAISER to investigate groundwater in the vicinity of the FONTANA PROPERTY. As a result of the investigation undertaken by KAISER pursuant to that order, and other investigations undertaken by KAISER prior to the issuance of that order, a plume of groundwater containing elevated levels of total dissolved solids ("TDS"), total organic compounds ("TOC") and sulfates was discovered to be emanating from the FONTANA PROPERTY (the "PLUME").

            F. The Santa Ana Watershed Project Authority ("SAWPA") has undertaken a project to remove excess salt from the groundwater of the CHINO BASIN by means of the construction and operation of one or more desalting plants, to be located in the lower CHINO BASIN, which would remove excess salts from the groundwater, dispose of the resulting brines in the Santa Ana Regional Interceptor ("SARI") line, and make the reclaimed ground water available for use.

            G. KAISER has proposed that it fulfill its groundwater remediation obligations imposed by CAO No. 87-121 and RWCQB Order No. 91-40, which modifies Order No. 87-121, by participating in SAWPA's desalter project, both by making a onetime cash contribution for the benefit of the desalter and also by assigning or abandoning to the Chino Basin Water District as Chino Basin Watermaster ("WATERMASTER"), over a period of 25 years, 25,000 acre-feet of water derived from the WATER RIGHTS.

            H. On March 5, 1993, the RWQCB adopted Resolution No. 93-19, which was intended to discharge CAO No. 87-121 and Order No. 91-40 and to allow KAISER to fulfill its groundwater remediation obligations imposed therein by participating in

SAWPA's desalter project. Resolution No. 93-19 was made contingent on the approval, prior to September 5, 1993, by the Superior Court of San Bernardino County of certain rules and regulations of WATERMASTER, which would allow the assignment or abandonment of stored water by KAISER to the WATERMASTER for the benefit of the desalter project.

            I. CSI objected to the salt-offset agreement set forth in Resolution No. 93-19, and brought an action against the RWQCB entitled California Steel Industries, Inc. v. California Regional Water Quality Control Board/Santa Ana Region, San Bernardino Superior Court, Case No. SCV 04837. Subsequently, the Court did not timely approve the necessary WATERMASTER rules and regulations to permit the abandonment or assignment of water from KAISER to the WATERMASTER for the benefit of the desalter, and Resolution 93-19 expired by its terms on September 5, 1993.

            J. On October 21, 1993, the RWQCB adopted Resolution No. 93-72, which was intended to discharge CAO No. 87-121 and CAO No. 91-40, and allow KAISER to fulfill its groundwater remediation obligations with respect to PLUME, by participating in SAWPA's desalter project pursuant to the terms of an agreement with the RWQCB (the "SALT OFFSET AGREEMENT").

            K. CSI has entered into a "Settlement Agreement and Optional Guarantee of Performance" with the RWQCB, which provides, in substance, that, if KAISER defaults under the SALT OFFSET AGREEMENT and the RWQCB issues a cleanup and abatement order to CSI, CSI will have the option of assuming KAISER's unsatisfied obligations under the SALT OFFSET AGREEMENT in full satisfaction of CSI's obligations, if any, to investigate and remediate the PLUME (the "GUARANTY").

            L. Concurrently with their execution of this GROUNDWATER INDEMNITY AGREEMENT, the PARTIES are entering into a Settlement Agreement for the purpose of resolving a number of disputes as between them (the "SETTLEMENT AGREEMENT").

            M. The PARTIES would like to compromise and settle their disputes and provide for the allocation of responsibility as between them with respect to any groundwater contamination that later may be found to have originated from any portion of the FONTANA PROPERTY.

            IT IS THEREFORE AGREED as follows:

            1. Incorporation of defined terms.

            Except as explicitly set forth herein, each of the terms defined in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT used in this GROUNDWATER INDEMNITY AGREEMENT shall have the meaning ascribed to them in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT.

            2. Allocation of groundwater liability.

                  a. KAISER shall indemnify and hold CSI harmless against any liability, expense or damage arising from any claim concerning any of the following:

                        (1) the PLUME,

                        (2) any groundwater contamination that originated from any portion of the KAISER PROPERTY, and

                        (3) any groundwater contamination caused by the element chrome originally released by KAISER in, under or on the FONTANA PROPERTY.

                  b. CSI shall indemnify and hold KAISER harmless against any liability, expense or damage arising from any claim concerning any groundwater contamination that originated from any portion of the CSI PROPERTY except for either of the following:

                        (1) the PLUME, or

                        (2) any groundwater contamination caused by the element chrome originally released by KAISER in, under or on the FONTANA PROPERTY.

                  c. Notwithstanding the foregoing, in the event that either CSI or KAISER engage in any groundwater investigation, the party engaging in such investigation shall bear the cost of such investigation unless and until it is determined that there exists contamination in the groundwater such that the party conducting such investigation would be entitled to indemnification under the provisions of paragraphs 2(a) or 2(b), above. From and after that date, the party required to indemnify the party who conducted the groundwater investigation shall reimburse the party who conducted the groundwater investigation for the costs of such investigation incurred after that date.

                  d. The indemnification obligations provided for herein shall include any expenses incurred by either CSI or KAISER for the purpose of remediating the matters referred to herein as well as any liability that either CSI or KAISER may have to any third party by reason of such matters. The indemnification obligations provided for herein shall exclude any depreciation in the value of the parties' respective properties as well as any obligation to reimburse a party for any increased general, administrative overhead costs that such party may incur by reason of any groundwater contamination that may exist, such as salary reimbursement for the time spent by employees of the parties in connection with groundwater investigation or remediation activities.

                  e. As used in this paragraph 2, the term "claim" refers to any assertion by any third party that either of CSI or KAISER are liable to such third party as a result of the matters described herein and to any expenses that either of CSI or KAISER may incur for the purpose of remediating any groundwater contamination as the result of the assertion of such claim.

            3. Representations and warranties.

                  a. KAISER represents and warrants that:

                        (1) it is unaware of any groundwater contamination that it reasonably believes would require investigation or remediation emanating from the FONTANA PROPERTY, other than the PLUME.

                        (2) it intends to perform its obligations under the SALT OFFSET AGREEMENT by providing a portion of the water to which it is entitled by reason of the KAISER WATER RIGHTS to the SAWPA desalter project, and

                        (3) it has sought and obtained the advice of counsel with respect to the provisions of this GROUNDWATER INDEMNITY AGREEMENT.

                  b. CSI represents and warrants that:

                        (1) it is unaware of any groundwater contamination that it reasonably believes would require investigation or remediation emanating from the KAISER PROPERTY or the CSI PROPERTY, other than the PLUME,

                        (2) it is unaware of any groundwater test results indicating the presence of chrome in groundwater in, under or emanating from the FONTANA PROPERTY, other than as reported by Montgomery Engineers to KAISER, and

                        (3) it has sought and obtained the advice of counsel with respect to the provisions of this GROUNDWATER INDEMNITY AGREEMENT.

            4. Dismissal of litigation.

                  Within seven days following the effective date of this GROUNDWATER INDEMNITY AGREEMENT as provided in paragraph 6, below, CSI shall file a dismissal, with prejudice, of Case No.

SCV 04837 in the form attached hereto as Exhibit "A." Each party to the foregoing case shall bear their own costs and attorneys' fees incurred with respect to that case.

            5. Future assurances.

                  Subject to its right to assert its rights with respect to the CSI WATER RIGHTS, CSI agrees:

                  a. to cease, desist, and refrain from any and all present or future efforts, undertakings, attempts, actions, allocations, claims, petitions, writs, or any court action, or actions in any forum whatsoever, which directly or indirectly interferes, obstructs, hinders, prevents, impedes, delays or interrupts performance of Resolution No. 93-72 or the SALT-OFFSET AGREEMENT, including the assignment or abandonment of water rights for the benefit of the SAWPA desalter program and the consummation of the SAWPA agreement;

                  b. not to challenge or oppose the action of the Advisory Committee of the WATERMASTER, the WATERMASTER or the Court having jurisdiction over the 1978 JUDGMENT implementing the assignment or abandonment of the WATER RIGHTS for the benefit of the desalter project; and

                  c. to refrain from all efforts to interfere with CAO No. 87-121 and Order 91-40, any efforts before the legislature, any efforts before any other courts, forums or public or private entities of any sort, or any and all efforts to interfere with KAISER's water usage, diversion, sale or consumption in any manner, shape or form for the purpose of permitting KAISER to comply with its obligations under Order No. 93-72 and the SALT OFFSET AGREEMENT. Nothing contained herein shall preclude CSI from entering into, and exercising its rights under, the GUARANTY.

            6. Conditions to effectiveness.

                  This GROUNDWATER INDEMNITY AGREEMENT shall be effective upon the SETTLEMENT AGREEMENT becoming effective.

            7. Amendment.

                  This GROUNDWATER INDEMNITY AGREEMENT cannot be modified except by written documents signed by all of the PARTIES.

            8. Choice of laws.

                  This GROUNDWATER INDEMNITY AGREEMENT shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of California.

            9. Construction.

                  This GROUNDWATER INDEMNITY AGREEMENT has been mutually drafted. The language of this GROUNDWATER INDEMNITY AGREEMENT shall be construed as a whole according to a fair meaning, and not strictly for or against any of the PARTIES.

            10. Attorney's fees.

                  In the event that any Agreeing Party breaches this GROUNDWATER INDEMNITY AGREEMENT, the breaching party or parties shall pay each prevailing party all costs of any action or preceding for damages and/or enforcement, including reasonable attorneys' fees and costs.

            11. Integration.

                  This GROUNDWATER INDEMNITY AGREEMENT is part of the SETTLEMENT AGREEMENT and is subject to its terms and conditions. Except as explicitly set forth in the SETTLEMENT AGREEMENT, this GROUNDWATER INDEMNITY AGREEMENT constitutes the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of this GROUNDWATER INDEMNITY AGREEMENT. The parties hereto have expressly and intentionally included in this GROUNDWATER INDEMNITY AGREEMENT and the SETTLEMENT AGREEMENT all collateral or additional agreements which may, in any manner, touch or relate to any of the subject matter of this GROUNDWATER INDEMNITY AGREEMENT and, therefore, all promises, covenants and agreements, collateral or otherwise, are included herein and therein. It is the intention of the parties to this GROUNDWATER INDEMNITY AGREEMENT that it and the SETTLEMENT AGREEMENT shall constitute an integration of all their agreements, and each understands that in the event of any subsequent litigation, controversy or dispute concerning any of its terms, conditions or provisions, no party hereto shall be permitted to offer or introduce any oral or extrinsic evidence concerning any other collateral or oral agreement between the parties not included herein or in the SETTLEMENT AGREEMENT.

            12. Waiver.

                  No waiver by any party hereto of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision hereof.

            13. Successors.

                  This GROUNDWATER INDEMNITY AGREEMENT shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective administrators, trustees, executors, personal representatives, successors and permitted assigns.

            14. Counterparts.

                  This GROUNDWATER INDEMNITY AGREEMENT may be executed in counterparts by the PARTIES and shall become effective and binding at such time as all of the PARTIES have signed a counterpart of this GROUNDWATER INDEMNITY AGREEMENT.

            WHEREFORE, the parties hereto have executed this GROUNDWATER INDEMNITY AGREEMENT as of the date and year set forth above.

Dated: October 5, 1995              KAISER VENTURES INC.


                                    By: /s/ Daniel N. Larson
                                        ------------------------

(Signatures Continued-Next Page)

Dated: _______, 1994                 CALIFORNIA STEEL INDUSTRIES, INC.

                                     By: /s/ Marcus Mota e Silva
                                        ------------------------


APPROVED AS TO FORM AND CONTENT:

Dated: Oct. 17, 1995                 BEST, BEST & KRIEGER

                                     By: /s/ Arthur L. Littleworth
                                        --------------------------
                                        Arthur L. Littleworth
                                        Anne T. Thomas
                                        Gene Tanaka
                                        Attorneys for KAISER
                                        Ventures, Inc.


Dated: Oct. 24, 1995                 LAW OFFICES OF JOHN D. MUSICK, JR.
                                     and ASSOCIATES

                                     By: /s/ John D. Musick
                                        ------------------------
                                        John D. Musick, Jr.
                                        Attorneys for California
                                        Steel Industries, Inc.

                           AMENDED SERVICES AGREEMENT

                           dated as of January 1, 1995

                                     between

                              KAISER VENTURES INC.

                                       and

                        CALIFORNIA STEEL INDUSTRIES, INC.

                           AMENDED SERVICES AGREEMENT

            THIS AMENDED SERVICES AGREEMENT ("Agreement") is dated and effective as of January 1, 1995 between KAISER VENTURES INC., a Delaware corporation ("Kaiser"), and CALIFORNIA STEEL INDUSTRIES, INC., a Delaware corporation ("CSI").

                                  WITNESSETH:

            WHEREAS, in July 1984, CSI purchased from Kaiser Steel Corporation ("KSC"), predecessor in interest to Kaiser, certain land (described as Parcel 2 of Parcel Map 8682 as recorded in Book 89 of Parcel Maps, Pages 37 through 43, Records of San Bernardino County, California) and subsequently CSI has acquired adjacent parcels and the improvements thereon (collectively, the "CSI Property"); and

            WHEREAS, Kaiser is successor to certain property (the "Kaiser Property") formerly owned by KSC which is adjacent to the CSI Property; and

            WHEREAS, since 1984, Kaiser and CSI (hereinafter at times referred to collectively as the "Parties" or individually as a "Party") have entered into a series of services agreements, with the last such agreement dated August 1, 1991 (the "Prior Agreement"), whereby CSI purchased certain utilities and services from Kaiser; and

            WHEREAS, the Prior Agreement has lapsed and Kaiser and CSI wish to provide one another certain utilities and services for use with respect to the Kaiser Property and the CSI Property, as the case may be.

            NOW, THEREFORE, in consideration of the covenants herein set forth, the Parties agree as follows:

1. Utilities: Services.

            a. Kaiser and CSI shall furnish, in accordance with Exhibit A hereto, certain utilities and services to one another for use at the Kaiser Property and the CSI Property.

            b. Kaiser and CSI shall not be liable to one another for failure to furnish facilities and other services to the Kaiser Property and the CSI Property in accordance with Exhibit A, hereto if the failure results from (i) acts of God, (ii) strikes, lockouts or other labor disputes, (iii) the making of repairs, alterations or improvements, (iv) inability to secure a proper supply of utilities, labor or services, or (v) any cause beyond

Kaiser's or CSI's reasonable control (a "Force Majeure Event"). Kaiser or CSI, as the case may be, shall use reasonable efforts to remedy any Force Majeure Event, provided that neither Party shall have any obligation to resolve any obligation or dispute except on terms acceptable to it in its sole discretion

            c. Under no circumstances whatsoever shall either Party be liable to the other for loss of profits or any other consequential damages caused by Kaiser's or CSI's failure to furnish utilities and services with respect to the CSI Property or the Kaiser Property in accordance with Exhibit A hereto. If any utilities to be furnished by Kaiser or CSI hereunder are rationed by governmental authority, public utility or other entity, Kaiser or CSI, as the case may be, may apportion such utilities in any reasonable manner without liability to the other. Except as otherwise set forth in this Agreement, no failure to furnish utilities and no apportionment of utilities hereunder shall affect either Party's obligations under this Agreement.

2. Term.

            Except as provided at paragraph II(C) of Exhibit "B" hereto, the term of this Agreement shall begin on the date hereof and shall terminate on July 31, 1996 unless sooner terminated as provided herein.

3. Parents.

            a. All amounts payable by CSI to Kaiser hereunder shall be paid within the time periods set forth in Exhibit A and without deduction or offset, at Kaiser's address for notice hereunder or as Kaiser may otherwise direct.

            b. All amounts payable by Kaiser to CSI hereunder shall be paid within the time periods set forth in Exhibit A and without deduction or offset, at CSI's address for notice hereunder or as CSI may otherwise direct.

4. Use and Operation.

            a. This Agreement and the obligations hereunder have been specifically tailored to the unique relationship between, and the respective capacities of, Kaiser and CSI and, therefore, may not be assigned by CSI or Kaiser either voluntarily or by operation of law without the other Party's prior written consent, which will not be unreasonably withheld.

            b. Notwithstanding the foregoing, CSI or Kaiser may provide a portion of the services received by it hereunder to a lessee or purchaser of a portion or the CSI Property or the Kaiser Property, as the case may be, provided that (i) use of the leased or purchased premises for the purposes specified in the lease will not materially increase either Party's obligations hereunder, (ii) the lease or purchase agreement expressly incorporates, for the benefit of Kaiser or CSI, as the case may be, provisions substantially identical to Sections 1.b, 1.c. 5.c and 6 hereof, and (iii) CSI or Kaiser may adjust the prices payable under this Agreement to reflect any increased cost of providing services to the other as a result of such use. Nothing in this Agreement shall obligate Kaiser or CSI to provide services directly to any such purchaser or lessee or shall make any such purchaser or lessee a third party beneficiary of this Agreement.

5. Insurance.

            a. CSI and Kaiser, at their own expense, shall maintain, during the term of this Agreement, the following policies of insurance in such amounts as is each Party's ordinary and customary business practice:

            i.   Commercial General Liability
            ii.  Automobile and Property Damage Liability
            iii. Worker's Compensation Insurance

            b. Kaiser and CSI shall, upon demand, provide the other Party with proof of the coverage required in Subsection 5.a above.

            c. Kaiser and CSI each hereby releases from liability and waive any rights of recovery against the other and the shareholders, directors, officers, employees, attorneys, contractors, agents and affiliates of the other, for any loss arising out of personal injury or property damage on, in or about the CSI Property or the Kaiser Property, or out of the ownership, use, occupancy or maintenance of the CSI Property or the Kaiser Property, to the extent the loss is covered by insurance. Each Party shall give notice to its insurance carriers that the foregoing mutual release and waiver is contained in this Agreement.

6. Indemnity: Exculpation.

            a. In the provision of services under this Agreement, Kaiser and CSI shall indemnify, defend, protect and hold one another harmless against and from
(i) any loss or liability for personal injury or property damage arising in, on or about the CSI Property or the Kaiser Property, or out of the ownership, use, occupancy or maintenance of the CSI Property or the Kaiser

Property, except to the extent such loss or liability is a direct result of Kaiser's or CSI's gross negligence; (ii) any violation of this Agreement by Kaiser or CSI; and (iii) any act or omission of Kaiser or CSI, or their employees, agents, contractors or invitees.

            b. Kaiser, as a material part of the consideration to CSI, hereby assumes all risk of personal injury or property damage arising in, on or about the Kaiser Property, or out of the ownership, use, occupancy or maintenance of the Kaiser Property, from any cause.

            c. CSI, as a material part of the consideration to Kaiser, hereby assumes all risk of personal injury or property damage arising in, on or about the CSI Property, or out of the ownership, use, occupancy or maintenance of the CSI Property, from any cause.

            d. References to "Kaiser" and "CSI" in Sections 6.a, 6.b and 6.c shall be deemed to include Kaiser's and CSI's subsidiaries, shareholders, directors, officers, employees, attorneys, contractors, agents and affiliates, successors and assigns.

7. Default.

            a. The occurrence of any one or more of the following events shall constitute a default ("Default") hereunder:

                  i. The failure by Kaiser or CSI to make when due any payment required of such Party hereunder, if such failure continues for a period of five
(5) business days after written notice thereof from either Party to the defaulting Party.

                  ii. The failure by Kaiser or CSI to perform or observe any covenant or condition of this Agreement to be performed or observed by such Party other than those described in clause 7.a.i above, if such failure continues for a period of thirty (30) calendar days after written notice thereof from either Party to the defaulting Party; provided, however, that if the nature of the obligation is such that a period of more than 30 days is reasonably required for cure, then there shall be no Default so long as such Party commences the cure, within the 30-day period and thereafter diligently pursues it to completion.

                  iii. The filing by or against Kaiser or CSI of a petition to have such Party adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against such Party, the same is dismissed within sixty (60)
days); or the
appointment of a trustee or receiver to take possession of, or the attachment or other judicial seizure of, substantially all of such Party's assets located at the CSI Property or the Kaiser Property, as the case may be, if the right to take possession or the seizure is not terminated within sixty 60) days.

            b. If a Default by either Party occurs, the non-defaulting Party may, at any time thereafter, with or without notice (except, for notices required by law) or demand and without limiting such non-defaulting Party in the exercise of any other right or remedy:

                  i. Terminate this Agreement; and

                  ii. Pursue any other remedy now or hereafter available to such non-defaulting Party.

            c. If either Kaiser or CSI, after notice from the other Party, fails to make a payment or perform any other act required hereunder (whether or not a Default has occurred), the notifying Party may make such payment or perform such other act to the extent such Party may reasonably deem desirable. The defaulting Party shall reimburse the non-defaulting Party on demand for any costs (including attorneys' fees) the non-defaulting Party incurs in connection therewith. No such action by the non-defaulting Party shall cure or waive the other Party's default.

            d. Arbitration.

                  i. Demand. Any dispute between CSI, on the one hand, and Kaiser, on the other, shall be submitted to arbitration upon the written request of one of the Parties after service of such request on the other Party. It is the intent of the Parties that all future disputes between them concerning the implementation, performance or interpretation of this Agreement or the exhibits hereto be subject to binding arbitration.

                  ii. Interlocutor Injunctive Relief. Notwithstanding the foregoing, in the event that either Party hereto desires to obtain interlocutory injunctive relief against the other Party hereto, such Party may institute litigation in a court of proper jurisdiction and may, under otherwise appropriate circumstances, obtain a temporary restraining order, preliminary injunction or any functionally equivalent relief pending an adjudication in arbitration on the merits of that Party's claim. However, other than ruling upon a Party's request for such relief, such court shall not rule upon the merits of that Party's claims, but shall stay prosecution of such action pending completion of arbitration proceedings in accordance with the terms of this Agreement.

                  iii. Arbitrators. Upon the giving and the receipt of a written request of one of the Parties for arbitration, the Parties may agree to appoint a single arbitrator to hear and decide the dispute. If they cannot agree upon a single arbitrator, there shall be three arbitrators, one named in writing by Kaiser, one named by CSI, each submitting their name within 10 days of the date of the written request of the Party requesting arbitration, and a third arbitrator chosen by the two arbitrators appointed by the Parties. Should any Party to such arbitration refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) may proceed ex parte.

                  iv. Location: Procedures. A hearing on the matter to be arbitrated shall take place before the arbitrator(s) at the location, time and place in San Bernardino County, California, selected by the arbitrator(s). The arbitrator(s) shall determine the procedures to be followed in the arbitration, including, but not limited to: (a) whether the Parties shall be entitled to conduct discovery and, if so, the nature and amount of such discovery and (b) the manner in which evidence shall be submitted to the arbitrator(s). The arbitrator(s) shall select the location, time and place of the arbitration hearing promptly and shall give each Party written notice of the place and time of the arbitration hearing at least 10 days before the date selected. At the hearing, any relevant evidence may be presented by either Party. The Parties may waive application of the formal rules of evidence applicable to judicial proceedings, in which case evidence may be admitted or excluded in the sole discretion of the arbitrator(s).

                  v. Decision. The arbitrator(s) shall hear and determine the matter and shall execute and acknowledge a decision in writing and cause a copy of the decision to be delivered to each of the Parties. If there is only one arbitrator, his or her decision shall be binding and conclusive on the Parties, and if there are three arbitrators, the decision of any two shall be binding and conclusive on the Parties.

                  A judgment confirming the decision of the arbitrator(s) may be given by any court having jurisdiction, or such court may vacate, modify, or correct the decision, in accordance with the prevailing provisions of the California Arbitration Act or any successor statute. The costs of the arbitration shall be borne by the losing Party, or shall be borne in such proportions as the arbitrator(s) may determine.

                  vi. Service. Any petition to compel arbitration or to appoint a neutral arbitrator pursuant to this Section 7.d or to confirm, correct or vacate a decision or award under this Section and responses thereto, and any notices relating thereto or to the arbitration may be served in the manner provided for notices in Section 8.a.

8. General Provisions.

            a. Notice. Any demand, consent or notice required or permitted to be given hereunder shall be in writing, shall be given by personal delivery or by certified U.S. mail, return receipt requested, addressed to Kaiser or to CSI at their respective addresses given below, and shall be effective on receipt (or if rejected, shall be effective and deemed received on the date of rejection). Either Party may by notice to the other specify a different address in the United States for notice purposes.

                  (1)   If to CSI:

                        California Steel Industries, Inc.
                        14000 San Bernardino Avenue
                        P.O. Box 5080
                        Fontana, California
                        Attention: Mr. James Declusin

                        with a copy to:

                        Morgan, Lewis & Bockius
                        801 South Grand Avenue
                        22nd Floor
                        Los Angeles, California 90017
                        Attention: Richard W. Esterkin, Esq.

                  (2)   If to Kaiser:

                        Kaiser Ventures Inc.
                        3633 East Inland Empire Blvd.
                        Suite 850
                        Ontario, California 91764
                        Attention: Terry L. Cook, Esq.

                        with a copy to:

                        Lindquist, Vennum & Christensen
                        600 17th Street
                        Suite 2125
                        Denver, Colorado 80202-5401
                        Attention: Craig A. Christensen, Esq.

            b. Waiver. No waiver by Kaiser or CSI of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach of the same provision. The acceptance of any payment hereunder by Kaiser or CSI shall not be a waiver of any preceding breach by the other of any provision hereof, other than the failure of CSI or Kaiser to pay the particular payment so accepted, regardless of Kaiser's or CSI's knowledge, as the case may be, of the preceding breach at the time of acceptance.

            c. Attorney's Fees. In the event there is any dispute concerning the terms of this Agreement, or the performance of any Party pursuant to the terms of this Agreement, and any Party retains counsel for the purpose of enforcing any of the provisions of this Agreement, or asserting the terms of this Agreement in defense of any suit or arbitration proceeding filed against said Party, the prevailing Party in such a dispute shall be entitled to recover, in addition to any other remedy to which such Party may be entitled, all of its reasonable costs and reasonable attorney's fees incurred in connection with the dispute, irrespective of whether or not a lawsuit or arbitration proceeding is actually commenced or prosecuted to conclusion.

            d. Entry Inspection. Upon reasonable notice, Kaiser's or CSI's duly authorized agents shall have the right to enter the CSI Property or the Kaiser Property, as the case may be, and the facilities thereon for the purpose of inspecting the same in connection with the utilities and services furnished in accordance with this Agreement.

            e. Choice of Law. This Agreement shall be governed by the laws of the State of California.

9. Authority.

            Kaiser and CSI represent and warrant that each one has the legal ability to enter into and fully perform the provisions of this Agreement.

            IN WITNESS THEREOF, this Services Agreement has been executed as of the date first set forth above.


                                          KAISER VENTURES INC.

                                          By: /s/ Daniel N. Larson
                                              ------------------------
                                              President

                                          By: /s/ Terry L. Cook
                                              ------------------------
                                              Secretary


                                          CALIFORNIA STEEL  INDUSTRIES, INC.

                                          By: /s/ Marcus Mota e Silva
                                              ------------------------
                                              President

                                          By: /s/ Matthew MacFadden
                                              ------------------------
                                              Secretary

Approved as to form:

                                                MORGAN, LEWIS & BOCKIUS

                                                By: /s/ Richard W. Esterkin
                                                    --------------------------
                                                    Richard W. Esterkin
                                                801 South Grand Avenue
                                                Suite 2200
                                                Los Angeles, California 90017
                                                Telephone: (213) 612-2500

                                                ATTORNEYS FOR CALIFORNIA STEEL
                                                INDUSTRIES, INC.

(Signatures continued to next page)

                                          LINDQUIST, VENNUM & CHRISTENSEN
                                          P.L.L.P.

                                          By: /s/ Craig Christensen
                                              ------------------------
                                                Craig Christensen
                                          600 Seventeenth Street
                                          Suite 2125 South
                                          Denver, Colorado  80202-5401
                                          Telephone: (303) 573 5900
                                          ATTORNEYS FOR KAISER-VENTURES INC.

                                                                    Exhibit A to
                                                      Amended Services Agreement

                             UTILITIES AND SERVICES

I. General Provisions.

      A. General.

            l. Except as expressly provided herein, CSI shall furnish all utilities and services necessary or appropriate for CSI's operations at the CSI Property and Kaiser shall furnish all utilities and services necessary or appropriate for Kaiser's operations at the Kaiser Property. Except as expressly provided herein, neither Party has any obligation to furnish or make available to the other any services or utilities.

            2. Each Party shall maintain all utility and service facilities within the CSI Property or the Kaiser Property, as the case may be, which are used to service the CSI Property or the Kaiser Property, or premises of third parties to which Kaiser or CSI furnishes utilities and services as provided in this Agreement.

            3. Each Party's responsibility for failure to deliver the quantities or quality of the utilities and services specified by this Agreement will be limited to the prompt restoration of such utility or service to its specified quantity and/or quality as soon as is reasonably possible after notice from the other Party and after the cause of such failure is removed. Except as may be due to Kaiser's or CSI's willful intent or gross negligence, neither Party will be responsible for any damage to the other caused by any such utilities so delivered. In any event, the Parties' liability is subject to the limitations set forth in Sections 1.b and 6 of this Agreement.

            4. Subject to the terms and conditions set forth in this Agreement, Kaiser shall provide to CSI the following utilities and services:

                  a. Treatment of sewage water for recycling into CSI's industrial makeup water system as set forth in Section II below.

                  b. Required maintenance of appropriate discharge permits as set forth in Section III below.

                                                                    Exhibit A to
                                                      Amended Services Agreement


            5. Subject to the terms and conditions set forth in this Agreement, CSI shall provide to Kaiser the following utilities and services:

                  a.    Electrical energy as set forth in Section IV below.

                  b. Required maintenance of appropriate discharge permits as set forth in Section III below.

Charges for such utilities and services shall be as specified herein.

      B. General Operating Conditions.

            1. Kaiser's or CSI's obligation to provide utilities and services hereunder is expressly conditioned on each Party's ability to maintain necessary permits or contractual entitlements for its operations in connection therewith, and upon Kaiser or CSI obtaining authority from the agencies or other entities involved to serve the other Party using Kaiser's or CSI's permits and entitlements, as the case may be, which each Party shall use reasonable efforts to maintain or obtain.

            2. Both Kaiser and CSI shall comply with all applicable statutes, regulations, rules and ordinances regarding air quality, water quality, and hazardous or toxic waste, substances, or materials, and any other applicable statutes, regulations, rules and ordinances regarding the environment (collectively, "Environmental Laws"), as well as with the terms of all permits, governmental authorizations and the like applying to the Parties' usage of the utilities and services supplied hereunder. Each Party (the "Indemnifying Party") hereby agrees to indemnify, defend, protect and hold harmless the other Party from all liabilities, damages, fines, costs of remedial action, civil penalties, and the like, on account of or resulting from any liability arising from any violation by the Indemnifying Party of, any Environmental Law. However, each Party is responsible for reviewing the actual provisions of all permits applicable to such services and utilities, including without limitation permits issued pursuant to Environmental Laws, and for operating in a manner consistent with such provisions.

            3. CSI and Kaiser shall each comply with requirements of the federal Clean Water Act for notification of the National Response Center (and with the notice requirements of other applicable federal, state and local statutes, rules, regulations

                                                                    Exhibit A to
                                                      Amended Services Agreement

and ordinances) of any reportable release or a hazardous substance, material, or pollutant, and each party agrees to provide contemporaneous notice of any such reportable release to the other where such release occurs with respect to or in connection with any services or utilities provided hereunder.

            4. In the event either Party is in default of any of its operational obligations under this Exhibit A, either Party may notify the defaulting Party's on-site operating management. If the situation is not corrected within seventy-two (72) hours following such notification, Kaiser or CSI, as the case may be, following notice to the other, in its sole discretion, may take any actions which it deems necessary to insure compliance with applicable permit, statutory, regulatory or contractual requirements, including, without limitation, expending such sums as are reasonably necessary to achieve such compliance. In the event that either Party would suffer substantial damage by reason of such a default prior to the expiration of the foregoing seventy-two
(72) hour notice period, either Party shall be entitled to take whatever immediate actions it deems necessary in order to protect its respective systems and property and/or to insure such compliance. All costs expended by a Party for the purpose of curing the other Party's default as provided herein shall be for the other Party's account, provided that the Party so charged is in actual violation. Each Party hereto hereby grants a right to enter upon their property to the other Party hereto for the purpose of taking actions in compliance with the provisions of this paragraph.

            5. Kaiser and CSI shall adhere to such reasonable procedures as each may specify for notifying the other's designated personnel of unusual occurrences or potentially dangerous conditions arising in the conduct of day-to-day operations which may affect either Party or the provision of services and utilities under this Agreement.

            6. The Parties shall at all times cooperate with each other to the end that the operations of CSI and Kaiser hereunder generally can co-function on a reasonable basis. To that end, the Parties agree that they will exchange the names and the phone numbers of personnel to be contacted on a 24-hour-per-day basis. It is also recognized that it is essential that any upset in any system subject to this Agreement be communicated to the other Party at the earliest possible time. The Parties will communicate as far ahead of time as possible concerning planned outages or suspected trouble in the systems or property of each Party. CSI and Kaiser shall comply with the reasonable

                                                                    Exhibit A to
                                                      Amended Services Agreement

directions of each other as to the nature and scope of their respective operations which affect, directly or indirectly, the utilities or services being provided under this Exhibit A.

            7. Kaiser and CSI shall have the right to furnish the utilities and services to be furnished to one another hereunder to third parties on properties in the vicinity of the CSI Property or the Kaiser Property, and to use all easements reserved in the CSI Property or the Kaiser Property for this purpose, if in accordance with applicable permits. If, during the term of this Agreement, by reason of any cause whatsoever, the supply of such utilities and services shall not be sufficient to supply CSI or Kaiser, as the case may be, and such other parties, the Party supplying such utility, upon reasonable written notice to the other, shall have the right at such times to distribute such services pro rata, and for the purpose of doing so may establish and enforce such reasonable rules and regulations as may be necessary and expedient.

            8. Subject to Section 1.c of this Agreement, CSI and Kaiser shall be responsible for any damage to each other's facilities or property caused by the other Party, and for all costs and expenses incurred by the Party whose facilities have been damaged in repairing all such damage, as well as for down-time of such facilities and other expenses incurred by the damaged Party, due to CSI's or Kaiser's failure to comply with its obligations as set forth in this Exhibit A.

            9. Receipt of any invoice pursuant to this Agreement shall be deemed to have occurred within five days of mailing of such invoice. All such costs, expenses and charges shall bear interest from the date paid by Kaiser or CSI to third parties, or otherwise from the due date as provided herein, at a per annum rate equal to the lesser of the prime rate established by the Bank of America as it varies from time to time, plus three percent (3%), until paid, or the maximum rate permitted by law.

II. SANITARY SEWERS AND SEWAGE TREATMENT PLANT

      A. Operation and Maintenance. Kaiser agrees to treat sanitary sewage from the CSI Property at Kaiser's treatment facility (the "Sewage Treatment Plant") and to provide treated effluent from the Sewage Treatment Plant to CSI for use in the CSI industrial water system. Kaiser shall operate, maintain and repair the Sewage Treatment Plant, except that CSI personnel shall monitor operation of the Sewage Treatment Plant during swing and graveyard shifts at CSI's expense.

                                                                    Exhibit A to
                                                      Amended Services Agreement

            1. CSI shall be responsible for maintenance and repair of the sanitary sewers within the CSI Property and must obtain Kaiser's approval, which will not be unreasonably withheld, for additional connections or discharges to such sanitary sewers.

            2. Discharges to the sanitary sewers by CSI, Kaiser and any tenant of CSI or Kaiser discharging wastes to the sanitary sewer system will be limited to toilets, personnel clean-up areas and showers and shall not include industrial wastes or any cooling water discharges.

      B. Service Costs. CSI shall pay to Kaiser the following sums for treatment of CSI's sanitary sewage and provision of industrial makeup water:

            1. Effective February 1, 1995, and continuing through and including July 1, 1995, $15,000.00 per month, payable in advance on the first of each month,

            2. Effective August 1, 1995, and continuing through and including July 1, 1996, $17,000.00 per month, payable in advance on the first of each month,

            3. Effective August 1, 1996 and continuing through the remainder of the term of this Agreement, the sum of $17,000.00 plus the "CPI Increase," as that term is defined at paragraph II(B)(5) below, per month.

            4. Except as provided in paragraphs II(B)(6) and II(B)(7) hereof, 80% of all labor and reasonable maintenance expenses incurred by Kaiser in the operation of its sewage treatment plant.

All such charges will be payable within fifteen (15) days of billing by Kaiser. "Reasonable maintenance expenses" payable by CSI shall include only the following: (a) electrical expenses, (b) expenses incurred to purchase chemicals used in the treatment of sewage and (c) expenses incurred to repair or replace existing equipment at the sewage treatment plant in a cumulative amount not to exceed the sum of $10,000.00 per year for the period August 1, 1994 through July 31, 1996 and the sum of $10,000.00 plus the "CPI Increase," as that term is defined at paragraph II(B)(5) below, per year. Under no circumstances shall "reasonable maintenance expenses" include any expenses designed solely to upgrade the operations or to increase the current capacity of the Sewage Treatment Plant.

                                                                    Exhibit A to
                                                      Amended Services Agreement

            5. As used in paragraph II(B)(3) hereof, the term "CPI Increase" means the product obtained by multiplying the sum of $17,000.00 by a fraction, the numerator of which is the Index, as defined below, published nearest but prior to the Adjustment Date and the denominator of which is the Index published nearest but prior to August 1, 1995. As used in paragraph II(B)(4) thereof, the term "CPI Increase" means the product obtained by multiplying the sum of $10,000.00 by a fraction, the numerator of which is the Index, as defined below, published nearest but prior to the Adjustment Date and the denominator of which is the Index published nearest but prior to August 1, 1995. As used herein the term "Index" refers to the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1967 equals 100], published by the Bureau of Labor Statistics of the United States Department of Labor. As used herein the term "Adjustment Date" refers to August 1, 1996 and to August 1 of each year thereafter during the term of this agreement.

            6. In the event that Kaiser's sewage treatment plant requires repairs costing in excess of $500.00, Kaiser shall provide such notice to CSI of the need for such repairs as is reasonable under the circumstances. Thereafter, CSI shall, within such time as is reasonable under the circumstances, provide Kaiser with a notice either stating that CSI desires to complete such repairs itself, in which event CSI shall thereafter diligently prosecute such repairs to their completion, or that CSI desires Kaiser to complete such repairs, in which event, subject to the limitation contained in paragraph II(B)(3) hereof, Kaiser shall diligently prosecute such repairs to their completion. In the event that CSI completes such repairs, Kaiser shall pay to CSI, within fifteen (15) days of billing by CSI, 20% of the cost of such repairs.

            7. Kaiser shall not have the right to assess CSI for expenses which are designed to enhance the sewage treatment plant or leave Kaiser with an asset in significantly better condition or of a significantly greater value than it currently has. In the event that Kaiser is required to expend monies to maintain the sewage treatment plant in excess of those provided for herein and Kaiser elects not to expend its funds for that purpose, then Kaiser shall provide CSI with a notice in writing specifying the maintenance that it desires to perform, the cost of such maintenance and requesting that CSI pay to Kaiser 80% of the cost of such maintenance. In the event that CSI fails to pay to Kaiser such cost within 60 days of such notice, then Kaiser may, but is not required to, terminate this agreement insofar as it

                                                                    Exhibit A to
                                                      Amended Services Agreement

provides for Kaiser's treatment of CSI's sewage and cease treating CSI's sewage.

      C. Term. Kaiser's obligation to provide sewage treatment and industrial wastewater pursuant to the terms of this agreement shall terminate on the later of: (1) August 1, 1996 or (2) following 18 months written notice by either CSI or Kaiser to the other of that party's election to terminate Kaiser's obligation to provide sewage treatment and industrial wastewater pursuant to the terms of this agreement.

      D. Discharge: Effluent Quality. CSI shall be responsible for any of its improper discharges to the sanitary sewers on the CSI Property and the Sewage Treatment Plant, and for all costs, damages and down-time which result therefrom. CSI shall bear the risk that the Sewage Treatment Plant effluent delivered to the CSI industrial water system does not meet the quality requirements set forth in Subsection II.E below; provided, however, that CSI shall not be required to accept such effluent where the failure to meet the quality requirements in Subsection II.E is due to the negligent operation of the Sewage Treatment Plant by Kaiser or Kaiser's failure to adequately maintain and repair such facility ("non-conforming effluent").

            In the event that Kaiser delivers non-conforming effluent to CSI for use in the industrial water system, without limiting any of its remedies, CSI shall be entitled to return such effluent to the Sewage Treatment Plant and Kaiser shall, at its sole expense (including direct and indirect labor costs and reasonable maintenance expenses), retreat the non-conforming effluent and redeliver such effluent to CSI for use in the industrial water system.

      E. Quality of Sewage Treatment Effluent. Based on historical data, it is expected that the increment in certain chemical constituents in excess of those found in the domestic water supply will fall within the following limits:

                                                                    Exhibit A to
                                                      Amended Services Agreement

Constituent                         Unit                               Range
-----------                         ----                               -----
Filtrable Residue                   mg/L                               75-130
(TDS)
   (dried at 180(degrees))

Calcium (Ca)                        mg/L                               0-120

Magnesium (Mg)                      mg/L                               0-2

Sulfate (SO4)                       mg/L                               20-40

Chloride (Cl)                       mg/L                               20-40

            In addition, it is expected that the following constituents will be present in the Sewage Treatment Plant effluent in the indicated ranges:

Constituent                         Unit                               Range
-----------                         ----                               -----
Ammonia (N)                         mg/L                               0.2-4.0

BOD5                                mg/L                               0.7-10

COD                                 mg/L                               15-40

Suspended Solids                    mg/L                               2-15

pH                                                                     6.3-7.5

III. STORMWATER DRAINAGE SYSTEM

      A. Kaiser shall be responsible for maintaining the portions of the stormwater drainage system (the "Stormwater System") located on the Kaiser Property and preventing Unauthorized Discharges, as defined in Subsection III.C. below, into the Stormwater System from the Kaiser Property. CSI shall be responsible for maintaining the portions of the Stormwater System located on the CSI Property and for preventing any Unauthorized Discharges into the Stormwater System from the CSI Property. CSI or Kaiser shall also be responsible for the cleanup of any release of hazardous waste or material that enters the Stormwater System from the CSI Property or the Kaiser Property, respectively.

                                                                    Exhibit A to
                                                      Amended Services Agreement

      B. Kaiser shall not develop its property to the north of the CSI Property such that the rainwater runoff from that property into the Stormwater System on the CSI Property is either substantially increased or concentrated so as to exceed the capacity of the Stormwater System on the CSI Property.

      C. Kaiser currently holds, but is in the process of terminating, a NPDES permit governing the quality of rainwater runoff leaving the Fontana Property and other property and discharging to flood control channels through Mulberry Ditch (the "Mulberry Ditch Permit"). Because approximately half of the drainage area controlled by the Mulberry Ditch Permit is under CSI's control, while the other half is under Kaiser's control, CSI shall reimburse Kaiser for fifty percent (50%) of the reasonable costs of maintaining the Mulberry Ditch Permit, including expenditures incurred for the purpose of complying with permit conditions, including without limitation, monitoring costs (collectively, "Compliance Costs"). In the event that CSI obtains a NPDES permit governing rainwater runoff from the CSI Property discharging to the flood control channels through Mulberry Ditch and Kaiser relinquishes the Mulberry Ditch Permit and obtains a new individual NPDES permit, each party shall bear its own costs of compliance.

      D. CSI and Kaiser shall prevent the release or discharge of process industrial water or other wastewater into the Stormwater System. Neither Kaiser nor CSI shall discharge into the portions of the Stormwater System located on the CSI Property, or portions of the Stormwater System located outside the CSI Property, any effluent which exceeds the discharge limitations established by the Mulberry Ditch Permit, as it now exists or as it may be modified in the future, or any such limitations established by any NPDES permit that may be obtained by CSI as described in Subsection III.C, above ("Unauthorized Discharges").

IV. ELECTRICAL UTILITIES

      A. CSI shall remain a customer of Southern California Edison ("SCE") for the three existing lines connecting to the existing four 66 KV substations on the CSI Property. CSI will use billing meters owned by SCE as the basis of determining the charges to Kaiser for Kaiser's electrical energy usage. Such determination shall be made from the amounts of electrical energy usage showing on the SCE meters and the amounts of electrical energy used at the CSI Property as determined from CSI meters. The charges for Kaiser's energy usage shall then be billed to

                                                                    Exhibit A to
                                                      Amended Services Agreement

Kaiser by CSI for Kaiser's portion of charges for the electrical energy used and miscellaneous charges.

            l. In order that both Parties may avail themselves of the most economical rate provided by SCE (presently the I6 tariff), CSI shall maintain certain equipment supplied by SCE located in the Plate Mill Motor room. Such equipment wi11 be used by SCE to notify CSI that the total electrical load to both the Kaiser Property and the CSI Property must be reduced to five (5) megawatts (or to such other lower amount mutually agreed upon by the Parties) within the 30-minute period following such notification. Such reduced load shall be measured over a fifteen (15) minute interval. CSI shall be responsible for monitoring such equipment for an interruption notification from SCE and then to cause the electrical demand (the "load") to be reduced to meet the reduced-demand requirement. CSI and Kaiser shall jointly develop a procedure by which CSI will notify Kaiser of any interruption as described herein and Kaiser shall assist in reducing the load.

                  a. CSI agrees to pay and hold Kaiser free and harmless from any and all penalties assessed by SCE for any failure to meet the reduced level of five (5) megawatts required by the I6 tariff (the "firm service level").

                  b. Kaiser agrees to release CSI from any claim arising from or in connection with the interruption of power as required or caused by SCE. Kaiser further agrees to notify any lessee on the Kaiser Property that uses electricity supplied via CSI equipment of the terms of this Agreement with respect to electrical utilities, and to obtain from any such lessee the release of CSI from any claim arising from or in connection with the interruption of power as required or caused by SCE. The provisions of this subparagraph IV.A.l.b shall apply to any firm service level negotiated by CSI pursuant to subparagraph IV.A.3. below.

            2. CSI reserves the right, upon six (6) months' notice to Kaiser, to discontinue furnishing electrical energy to Kaiser as set forth in this Agreement. In the event that CSI elects to discontinue furnishing such electrical energy to Kaiser, then Kaiser shall be responsible for arranging to become a SCE customer or to obtain electrical energy from such other source of electricity as it deems appropriate.

            3. CSI shall have the right to negotiate with SCE for the reduction of the firm service level to and including zero

                                                                    Exhibit A to
                                                      Amended Services Agreement

megawatts. In the event of any such reduction, CSI shall pay and hold Kaiser free and harmless from any and all penalties assessed by SCE as a result of any failure to meet the reduced firm service level.

            4. Payments by Kaiser to CSI for the cost of electrical energy provided hereunder shall be payable within fifteen (15) days of billing by CSI.

      B. CSI shall be responsible for maintenance and calibration of all internal meters within the CSI Property that are necessary for proper billing of Kaiser. Kaiser shall be entitled to co-read the meters necessary for such billing. Kaiser shall cooperate with CSI to resolve problems in billing; however, if Kaiser contends that SCE's billing is incorrect, CSI shall only be required to assist Kaiser in making SCE aware of the contended discrepancy. In any event, SCE's final billing for the period in dispute will be used by CSI as the final basis of charges to Kaiser by CSI for such period.

V. MISCELLANEOUS PROVISIONS

      A. Discharge Conditions. CSI and Kaiser shall keep wastewater discharges from the Stormwater System, the sanitary sewers, and the Sewage Treatment Plant.

      B. Mutual Use of Fire Hydrants. In the event of a fire on the CSI Property or on the Kaiser Property in the vicinity of the CSI Property, the nearest fire hydrants on either the CSI Property or the Kaiser Property may be used regardless of the location of the fire. However, if CSI uses a hydrant as a source of water for non-fire use, the hydrant must be from a line within the CSI Property, and if Kaiser uses a hydrant as a source of water for non-fire use, the hydrant must be from a line on the Kaiser Property. There will be no charge or cost to the other for any water used in fighting any fire.

      C. Relocation. In the event that Kaiser intends to develop or sell any portion of the Kaiser Property on which is located the CSI equipment described in Subsections V.C.1 and V.C.2 below, CSI shall, at its expense, relocate the same to the CSI Property, a public right of way or (with Kaiser's consent, which shall not be unreasonably withheld) another route on the Kaiser Property. CSI shall effect such relocation within six (6) months after receiving written notice of Kaiser's intent to develop or sell such portion of the Kaiser Property.

                                                                    Exhibit A to
                                                      Amended Services Agreement

            1. The CSI domestic water line serving the Oregon Steel Mill.

            2. The electrical power line entering the Kaiser Property from the CSI Property before returning to the CSI Property to service CSI cooling towers.

      D. Reasonable Rules of Operation. Kaiser and CSI each may establish such reasonable rules pertaining to the other Party's operations as may be required to properly operate the systems furnishing utilities and service hereunder. CSI and Kaiser shall cooperate with each other in developing and complying with all such rules so as to ensure the safest and most trouble-free operation of such systems for the benefit of both Parties.

                                      [MAP]

R RESOURCES, INC.                                 CM ENGINEERING ASSOCIATE, INC.